[Exhibit 10.39]
AMENDMENT NO. 8 TO AMENDED AND
RESTATED CREDIT AGREEMENT AND JOINDER
AMENDMENT NO. 8 TO AMENDED AND RESTATED CREDIT Agreement AND JOINDER, dated as of November 23, 2020 (this “Amendment No. 8”), is by and among Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Hamilton Beach Brands, Inc., formerly known as Hamilton Beach/Proctor-Silex Inc., a Delaware corporation (“US Borrower”), Hamilton Beach Brands Canada, Inc., formerly known as Proctor-Silex Canada Inc., an Ontario corporation (“Canadian Borrower”, and together with US Borrower, each individually a “Borrower” and collectively, “Borrowers”), Weston Brands, LLC, an Ohio limited liability company (solely in its capacity as a Released Party (as hereinafter defined)), and Hamilton Beach, Inc., a Delaware corporation (solely in its capacity as a Released Party).
W I T N E S S E T H :
WHEREAS, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of May 31, 2012, by and among Agent, Lenders and Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated July 29, 2014, Amendment No. 2 to Amended and Restated Credit Agreement, dated November 20, 2014, Amendment No. 3 to Amended and Restated Credit Agreement, dated December 23, 2015, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of June 30, 2016, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of September 13, 2017, Amendment No. 6 to Amended and Restated Credit Agreement, dated as of May 14, 2018 and Amendment No. 7 to Amended and Restated Credit Agreement and Waiver, dated as of May 20, 2020 (as the same now exists, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended and supplemented pursuant hereto and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;
WHEREAS, Borrowers, Agent and Lenders have agreed to amend the Existing Credit Agreement and replace it in its entirety in the form of Exhibit A to this Amendment No. 8 pursuant to the terms and conditions of this Amendment No. 8;
WHEREAS, by this Amendment No. 8, Agent, Lenders and Borrowers desire and intend to evidence such amendments;
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Interpretation. For purposes of this Amendment No. 8, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 8.
2.Amendment of Credit Agreement. The Existing Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto (the “Amended Credit Agreement”). All schedules and exhibits to the Existing Credit Agreement, as in effect immediately prior to the Amendment No. 8 Effective Date, shall constitute schedules and exhibits to the Amended Credit Agreement except, that, those schedules and exhibits which are attached to the Amended Credit Agreement shall constitute those respective schedules and exhibits after the date of this Amendment No. 8. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words such as “thereunder” or “thereof” and words of similar import), shall mean and be a reference to the Credit Agreement as amended herein as reflected by the Amended Credit Agreement. The Agent, each of the Lenders signatory hereto, and each Borrower consent to the amendment of the Credit Agreement pursuant to this Amendment No. 8.
3.Joinder of Truist Bank as a Lender.
(a) Upon the date hereof, Truist Bank (“New Lender”) shall be deemed to have a US Revolver Commitment in the aggregate amount of $30,000,000 (the “Truist Commitment”) as set forth on Schedule C-1 to the Amended Credit Agreement.
(b)As of the Amendment No. 8 Effective Date, New Lender shall (i) be a party to the Credit Agreement, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) to the extent of the interest of New Lender pursuant to this Amendment No. 8, have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.
(c)New Lender represents and warrants that:
(i)it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 8 and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement,
(ii)from and after the Amendment No. 8 Effective Date, with respect to the Truist Commitment, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder,
(iii)it is sophisticated with respect to decisions to acquire assets of the type represented by the Truist Commitment,

(iv)it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment No. 8 and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender, and
(v)it has delivered to Agent an Administrative Questionnaire as required by the Credit Agreement and any applicable tax forms required to be delivered by it pursuant to the Credit Agreement.
(d)New Lender agrees that:
(i)it will, independently and without reliance on Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(ii)it appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii)confirms that it is an Eligible Transferee; and
(iv)it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.
(e)The applicable address, facsimile number and electronic mail address of the New Lender are as set forth in the New Lender’s Administrative Questionnaire delivered by the New Lender to Agent or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Agent.
4.Settlement. Borrowers will prepay and reborrow (pursuant to the terms of the Credit Agreement) the outstanding Loans as of the date hereof, if any, in an amount necessary such that after giving effect to the increase in the total Commitments, each Lender (including existing Lenders and the New Lender) will hold its pro rata share of outstanding Loans; provided that the parties hereto acknowledge and agree that no compensation shall be paid pursuant to Section 2.12 of the Credit Agreement or otherwise as a result of such prepayment.
5.Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall pay to Agent, for the account of Lenders, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the amount of $250,000 (the “Amendment Fee”), which fee is fully earned and payable on the date of this Amendment No. 8 and shall constitute part of the Obligations.

6.Release of Weston Brands, LLC and Hamilton Beach, Inc.
(a)Borrowers and Agent hereby acknowledge and agree that, as of the Amendment No. 8 Effective Date, each of Weston Brands, LLC, an Ohio limited liability company (the “Released Borrower”) and Hamilton Beach, Inc., a Delaware corporation (the “Released Grantor”, and together with Released Borrower, each individually a “Released Party” and collectively, “Released Parties”) (i) shall be automatically released as a “Borrower”, a “Grantor”, a “Guarantor”, a “Loan Party” and a “US Borrower”, as applicable, for all purposes under the Credit Agreement and the other Loan Documents without any further action by the Borrowers or the Agent and (ii) all liens and security interests of the Agent granted by each Released Party in its Collateral shall automatically be released and terminated, provided, that, nothing contained herein or otherwise shall be deemed a release or termination by Agent of any security interests in and liens upon any assets of any Borrower or Guarantor which constitute Collateral other than the assets of the Released Parties which constitute Collateral, all of which shall continue in full force and effect.
(b)In furtherance of the foregoing, upon the Amendment No. 8 Effective Date, the Agent will promptly (i) file UCC-3 termination statements terminating the liens and security interests of the Agent granted by each Released Party in its Collateral and (ii) take all other actions, in each case, as may be reasonably requested by the Borrowers in connection with the release and termination described above.
(c)Except as specifically set forth herein, nothing contained herein shall be construed in any manner to constitute a waiver, release or termination or to otherwise limit or impair any of the obligations or indebtedness of any Borrower, Guarantor or any other person or entity to Agent and Lenders, or any duties, obligations or responsibilities of any Borrower, any Guarantor or any other person or entity to Agent and Lenders.
(d)Agent shall have received, by no later than December 31, 2021 (or such later date as permitted by Agent in its sole discretion), evidence, in form and substance satisfactory to Agent, that the Released Borrower has been dissolved or merged out of existence.
7.Representations and Warranties. Borrowers, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:
(a)no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 8;
(b)this Amendment No. 8 and each other agreement to be executed and delivered by Borrowers in connection herewith (together with this Amendment No. 8, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate or organizational action on the part of each Borrower which is a party and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against them in accordance with their terms, except as enforceability is limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally;
(c)the execution, delivery and performance of this Amendment No. 8 and the other Amendment Documents are all within each Borrower’s corporate or other organizational powers and are not in contravention of law or the terms of any Borrower’s certificate of incorporation, bylaws, or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound which such contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and
(d)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.
8.Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent or waived in writing by Agent (the date on which each of such conditions precedent are completed or waived, the “Amendment No. 8 Effective Date”):
(a)Agent shall have received counterparts of this Amendment No. 8, duly authorized, executed and delivered by Borrowers and Lenders;
(b)Agent shall have received in immediately available funds (or Agent shall have charged the loan account of Borrowers) the full amount of the Amendment Fee;
(c)As of the date of this Amendment No. 8, and immediately after the effectiveness of this Amendment No. 8, Excess Availability shall be not less than $25,000,000;
(d)Agent shall have received a certificate from an Authorized Person of each Borrower (i) attesting to the resolutions of such Borrower’s Board of Directors or equivalent governing body, authorizing such Borrower’s execution, delivery, and performance of this Amendment No. 8 and the other Amendment Documents to which such Borrower is a party, (ii) authorizing specific officers of such Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Borrower;
(e)Agent shall have received copies of each Borrower’s Governing Documents, as amended, modified, or supplemented to the Amendment No. 8 Effective Date, certified by an Authorized Person of such Borrower;
(f)Agent shall have received a certificate of status with respect to each Borrower, dated within ten (10) days of the Amendment No. 8 Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;
(g)Agent shall have received lien and judgment search results with respect to each Borrower in form and substance satisfactory to Agent;
(h)    Agent shall have received the consent or authorization from such Lenders as are required for the amendments provided for herein to execute this Amendment No. 8 on behalf of the Lenders;
(i)Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 8, which any Borrower is required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent;
(j)Agent shall have received internal Flood Disaster Prevention Act approval; and
(k)No Default or Event of Default shall exist or have occurred and be continuing as of the date of this Amendment No. 8 and immediately after giving effect to this Amendment No. 8.
9.Release. In consideration of the Agent’s and the Lenders’ willingness to enter into this Amendment No. 8, each Borrower hereby releases and forever discharges the Agent and the Lenders and each of their respective affiliates, predecessors, successors and assigns, and the officers, managers, directors, employees, agents, attorneys, advisors and representatives of the foregoing (hereinafter all of the above collectively referred to as “Releasees”), from (and agrees not to sue the Releasees for) any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever (whether arising in contract, tort, in law or in equity or otherwise) that such Borrower may have or claim to have against any of the Releasees on or prior to the Amendment No. 8 Effective Date, arising under or in connection with this Amendment No. 8, the Credit Agreement, the Loan Documents, any documents or instruments delivered pursuant thereto, the transactions governed thereby or the dealings among each Borrower and its Affiliates with the Releasees with respect thereto, or in any way based on or related to any of the foregoing, including any transactions contemplated by or funded with the proceeds of the foregoing, in each case based on facts, circumstances, acts or omissions occurring or in existence on or prior to the date hereof.
10.Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 8 Effective Date and Borrowers shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 8 or with respect to the subject matter of this Amendment No. 8. To the extent of conflict between the terms of this Amendment No. 8 and the other Loan

Documents, the terms of this Amendment No. 8 shall control. The Credit Agreement and this Amendment No. 8 shall be read and construed as one agreement.
11.Governing Law. The validity, interpretation and enforcement of this Amendment No. 8 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
12.Binding Effect. This Amendment No. 8 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
13.Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 8.
14.Entire Agreement. This Amendment No. 8 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
15.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 8.
16.Counterparts. This Amendment No. 8, any documents executed in connection herewith and any notices delivered under this Amendment No. 8, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 8 or on any notice delivered to Agent under this Amendment No. 8. This Amendment No. 8 and any notices delivered under this Amendment No. 8 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 8 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Amendment No. 8 or notice.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed and delivered by their authorized officers as of the day and year first above written.

US BORROWER
HAMILTON BEACH BRANDS, INC.

By: /s/ Michelle O. Mosier ________________________

Title: Senior Vice President and Chief Financial Officer
 __________________________________________________
CANADIAN BORROWER

HAMILTON BEACH BRANDS CANADA, INC.

By: /s/ Michelle O. Mosier ____________________________

Title: Senior Vice President and Chief Financial Officer __________________________________________________

RELEASED PARTIES

WESTON BRANDS, LLC

By: /s/ Gregory H. Trepp

Title: President
Hamilton Beach, Inc.

By: /s/ Gregory H. Trepp

Title: President

[Signatures Continued on Following Page]

Amendment No. 8 to A&R Credit Agreement and Joinder – Hamilton Beach

AGENT AND LENDERS
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and a Lender
By: /s/ Sang Kim
Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender
By: /s/ David G. Phillips
Title: Senior Vice President Credit Officer, Canada Wells Fargo Capital Finance Corporation Canada

Amendment No. 8 to A&R Credit Agreement and Joinder – Hamilton Beach

BANK OF AMERICA, N.A., as a Lender
By: /s/ Michelle L. Terwilleger
Title: Vice President

Amendment No. 8 to A&R Credit Agreement and Joinder – Hamilton Beach

TRUIST BANK, as New Lender and as a Lender
By: /s/ Michael Grimes
Title: Managing Director

Amendment No. 8 to A&R Credit Agreement and Joinder – Hamilton Beach

Exhibit A
to
Amendment No. 8 to Amended and Restated Credit Agreement

See attached.

Exhibit A
to
Amendment No. 8 to Amended and Restated Credit Agreement

AMENDED AND RESTATED
CREDIT AGREEMENT
by and among
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
WELLS FARGO CAPITAL FINANCE, LLC,
as Sole Lead Arranger and Sole Lead Bookrunner,
THE LENDERS THAT ARE PARTIES HERETO
as the Lenders,
HAMILTON BEACH BRANDS, INC.
(as US Borrower)
and
HAMILTON BEACH BRANDS CANADA, INC.,
(as Canadian Borrower)
as Borrowers
Dated as of May 31, 2012
as amended through November 23, 2020

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TABLE OF CONTENTS

(1)

(2)

(3)

(4)

17.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	87
17.17. Acknowledgement Regarding Any Supported QFCs	87

(5)

EXHIBITS AND SCHEDULES
Exhibit A-1    Form of Assignment and Acceptance
Exhibit B-1    Form of Borrowing Base Certificate
Exhibit B-2    Form of Bank Product Provider Agreement
Exhibit C-1    Form of Compliance Certificate
Exhibit L-1     Form of Interest Election Request
Schedule A-1    Agent’s Account
Schedule A-2    Authorized Persons
Schedule C-1    Commitments
Schedule D-1    Designated Account
Schedule E-2    Existing Letters of Credit
Schedule P-1    Permitted Investments
Schedule P-2    Permitted Liens
Schedule R-1    Real Property Collateral
Schedule 1.1    Definitions
Schedule 1.1A    Eligible Trademarks
Schedule 3.1    Conditions Precedent
Schedule 3.6    Conditions Subsequent
Schedule 4.1(b)    Capitalization of Borrowers
Schedule 4.1(c)    Capitalization of Borrowers’ Subsidiaries
Schedule 4.6    Litigation
Schedule 4.10    Benefit Plans
Schedule 4.11    Environmental Matters
Schedule 4.14    Permitted Indebtedness
Schedule 4.19    Employee and Labor Matters
Schedule 4.24    Location of Inventory
Schedule 5.1    Financial Statements, Reports, Certificates
Schedule 5.2    Collateral Reporting
Schedule 6.5    Nature of Business

(6)

AMENDED AND RESTATED
CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of May 31, 2012, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to Wachovia Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), HAMILTON BEACH BRANDS, INC., formerly known as Hamilton Beach/Proctor-Silex Inc., a Delaware corporation (“Parent”, and together with any US Subsidiary of Parent that may from time to time become a party hereto as a borrower, each individually a “US Borrower” and collectively, “US Borrowers”, as hereinafter further defined) and HAMILTON BEACH BRANDS CANADA, INC., formerly known as Proctor-Silex Canada Inc., an Ontario corporation (“Hamilton Brands Canada”, and together with any other Canadian Subsidiary of Parent that may from time to time become a party hereto as a borrower, each individually a “Canadian Borrower” and collectively, “Canadian Borrowers”, as hereinafter further defined).
The parties agree as follows:
1.DEFINITIONS AND CONSTRUCTION.
a..Definitions
. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.
b..Accounting Terms
. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Parent notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Loan Parties after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders and the Borrowers, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Financial Accounting Standards Board Codification Topic 820, Fair Value Measurement, formerly known as Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a

Person to value its financial liabilities or Indebtedness at the fair value thereof, and the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified, and does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit (except, in each case, any “going concern” or similar qualifications solely pertaining to impending debt maturities of the Obligations under this Agreement). Notwithstanding anything to the contrary above or in the definitions of “Capitalized Lease Obligations”, “Capital Lease” or “Capital Expenditures”, in the event of a change under GAAP (or the application thereof) requiring all leases to be capitalized, all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on or prior to the Closing Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the Closing Date (or any required implementation of any change in GAAP promulgated prior to the Closing Date) that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations.
c..Code
. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein, and any terms used in this Agreement that are defined in the PPSA and relating to Collateral consisting of assets of the Canadian Loan Parties or Collateral that would be otherwise subject to the PPSA shall be construed and defined as set forth in the PPSA unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.
d..Construction
. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the payment or repayment in full in immediately available funds of the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, in the case of contingent reimbursement obligations with respect to

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Letters of Credit, providing Letter of Credit Collateralization, in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including reasonable attorneys fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than unasserted contingent indemnification Obligations, any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
e..Time References
. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.
f..Schedules and Exhibits
. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
g..Currency Translations
. For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, unless the context of this Agreement or any other Loan Document clearly requires otherwise, such amounts shall be deemed to refer to US Dollars or US Dollar Equivalents and any requisite currency translation shall be based on the Exchange Rate and the permissibility of actions already taken shall not be affected by subsequent fluctuations in Exchange Rates (provided that if Indebtedness is incurred to refinance or renew other Indebtedness, and such refinancing or renewal would cause the applicable dollar denominated limitation to be exceeded if calculated at the Exchange Rate, such dollar denominated restriction shall be deemed not to have been exceeded so long as such refinancing or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced or renewed and the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed except as permitted under Section 6.1. All certificates, reports and notices delivered under this Agreement, shall express any amounts, calculations or determinations in US Dollars or US Dollar Equivalents.

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h..Divisions
. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.LOANS AND TERMS OF PAYMENT.
a..US Revolving Loans
.
(i)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each US Revolving Lender agrees (severally, not jointly or jointly and severally) to make US Revolving Loans to US Borrowers in US Dollars in an amount which in the aggregate at any one time outstanding shall not exceed the lesser of:
(1)such US Revolving Lender’s US Revolver Commitment, or
(2)such US Revolving Lender’s Pro Rata Share of an amount equal to the least of:
(a)the amount equal to the Maximum Revolver Amount less the sum of (x) the US Dollar Equivalent of the aggregate principal amount of Canadian Revolving Loans outstanding at such time, plus (y) the Letter of Credit Usage at such time, plus (z) without duplication of clause (x) above, the principal amount of Swing Loans outstanding at such time,
(b)an amount equal to the Maximum US Revolver Amount, and
(c)the amount equal to the US Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Administrative Borrower to Agent) less the sum of the Letter of Credit Usage at such time, plus the principal amount of Swing Loans outstanding at such time to or for the account of US Borrowers.
(ii)Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the US Revolving Loans, together with interest accrued and unpaid thereon, shall constitute US Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(iii)Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish, increase, decrease, reduce, eliminate, or otherwise adjust (without duplication) Receivable Reserves, Inventory Reserves, Bank Product Reserves, and other Reserves against the US Borrowing Base or the Maximum US Revolver Amount. To the extent that an event, condition or matter as to any Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory is addressed pursuant to the treatment thereof within the applicable definition of such terms, Agent shall not also establish a reserve to address the same event, condition or matter. The amount of any Receivable Reserve, Inventory Reserve, Bank Product Reserve, or other

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Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such Reserve and shall not be duplicative of any other Reserve established and currently maintained. Agent will provide notice to Administrative Borrower three (3) Business Days prior to the establishment of or increase or decrease in Reserves, except that, Agent shall have the right to establish or increase a Reserve without such notice to Administrative Borrower in response to the occurrence of an Event of Default and shall provide notice thereof to Administrative Borrower as soon as practicable thereafter. Upon establishment or increase in Reserve, Agent agrees to make itself available to discuss the Reserve or increase, and US Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such opportunity limit the right of Agent to establish or change such Receivable Reserve, Inventory Reserve, Bank Product Reserve, or other Reserves, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Receivable Reserve, Inventory Reserve, Bank Product Reserve, or other Reserves or such change no longer exists or has otherwise been adequately addressed by US Borrowers.
b..Canadian Revolving Loans.
(i)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Canadian Revolving Lender agrees (severally, not jointly or jointly and severally) to make Canadian Revolving Loans to Canadian Borrowers in Canadian Dollars or US Dollars, as requested by the Canadian Borrowers in an amount which in the aggregate at any one time outstanding shall not exceed the lesser of:
(1)such Canadian Revolving Lender’s Canadian Revolver Commitment, or
(2)such Canadian Revolving Lender’s Pro Rata Share of an amount equal to the least of:
(a)the amount equal to the Maximum Revolver Amount less the sum of (x) the principal amount of US Revolving Loans outstanding at such time, plus (y) the Letter of Credit Usage at such time, plus (z) without duplication of clause (x) above, the principal amount of Swing Loans outstanding at such time,
(b)an amount equal to the Maximum Canadian Revolver Amount, and
(c)the amount equal to US Dollar Equivalent of the Canadian Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent) less the principal amount of Swing Loans outstanding at such time to or for the account of Canadian Borrowers.
(ii)Canadian Revolving Loans shall consist of Canadian Base Rate Loans, (subject to Section 2.12) BA Equivalent Loans or (subject to Section 2.12) LIBOR Rate Loans (or a combination thereof) as the Canadian Borrowers may request. Amounts borrowed pursuant to this Section 2.2 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Canadian Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Canadian Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

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(iii)[Reserved].
(iv)Anything to the contrary in this Section 2.2 notwithstanding, Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish, increase, decrease, reduce, eliminate, or otherwise adjust (without duplication) Receivable Reserves, Inventory Reserves, Bank Product Reserves, and other Reserves against the Canadian Borrowing Base or the Maximum Canadian Revolver Amount. To the extent that an event, condition or matter as to any Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory is addressed pursuant to the treatment thereof within the applicable definition of such terms, Agent shall not also establish a reserve to address the same event, condition or matter. The amount of any Receivable Reserve, Inventory Reserve, Bank Product Reserve, or other Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such Reserve and shall not be duplicative of any other Reserve established and currently maintained. Agent will provide notice to Canadian Borrowers three (3) Business Days prior to the establishment of or increase in Reserves. Upon establishment or increase in reserves, Agent agrees to make itself available to discuss the Reserve or increase, and Canadian Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such opportunity limit the right of Agent to establish or change such Receivable Reserve, Inventory Reserve, Bank Product Reserve, or other Reserves, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Receivable Reserve, Inventory Reserve, Bank Product Reserve, or other Reserves or such change no longer exists or has otherwise been adequately addressed by Canadian Borrowers.
c..Borrowing Procedures and Settlements.
(i)Procedure for Borrowing Revolving Loans. Each Borrowing of a Revolving Loan shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent’s electronic platform or portal) and received by Agent no later than 12:00 noon New York time on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Revolving Loan which is a Base Rate Loan, and on the Business Day that is three (3) Business Days prior to the requested Funding Date in the case of all other requests, specifying the amount of such Borrowing, whether the requested Borrowing is for a US Borrower or a Canadian Borrower, whether the requested Borrowing is for a US Base Rate Loan or a LIBOR Rate Loan (in the case of US Borrowers) or a Canadian Base Rate Loan, BA Equivalent Loan or a LIBOR Rate Loan (in the case of Canadian Borrowers), and the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 12:00 noon New York time on the applicable Business Day. All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan. If any Borrower (or Administrative Borrower on behalf of such Borrower) fails to specify whether a requested Loan is to be a Base Rate Loan, a LIBOR Rate Loan or a BA Equivalent Loan such requested Loan shall be a US Base Rate Loan (in the case of US Borrowers) or a Canadian Prime Rate Loan (in the case of Canadian Borrowers). All Revolving Loans made by US Revolving Lenders to US Borrowers shall be US Dollar Loans; and all Revolving Loans made by Canadian Revolving Lenders to Canadian Borrowers shall be either Canadian Dollar Loans or US Dollar Loans, as Canadian Borrowers may request. US Dollar Loans shall be available by way of US Base Rate Loans, CA US Base Rate Loans and

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LIBOR Rate Loans; and Canadian Dollar Loans shall be available by way of Canadian Prime Rate Loans and BA Equivalent Loans.
(ii)Making of Swing Loans. Upon the request of a Borrower, Swing Lender shall make a Revolving Loan (any such Revolving Loan made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such Revolving Loans being referred to as “Swing Loans”) from time to time in amounts requested by any Borrower (or Administrative Borrower on behalf of any Borrower), so long as the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $15,000,000. Swing Lender shall make Swing Loans available to US Borrowers or Canadian Borrowers (as applicable) on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the applicable Designated Account. Each Swing Loan shall be deemed to be a US Revolving Loan or Canadian Revolving Loan (as applicable) hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or the requested Borrowing would exceed the US Availability (in the case of a Borrowing of a Swing Loan for the account of a US Borrower) or the Canadian Availability (in the case of a Borrowing of a Swing Loan for the account of a Canadian Borrower) on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute US Revolving Loan or Canadian Revolving Loan (as applicable) and US Obligations or Canadian Obligations (as applicable), and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.
(iii)Making of Revolving Loans.
i. In the event that any US Borrower (or Administrative Borrower on behalf of such US Borrower) requests a Borrowing of Revolving Loans other than Swing Loans, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the US Revolving Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is at least one (1) Business Day prior to the requested Funding Date. If Agent has notified the US Revolving Lenders of a requested Borrowing by 1:00 p.m. New York time on the Business Day that is one (1) Business Day prior to the Funding Date, then each US Revolving Lender shall make the amount of such US Revolving Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 12:00 noon New York time on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such US Revolving Loans from the US Revolving Lenders, Agent shall make the proceeds thereof available to US Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the applicable Designated Account; provided, that, subject to the provisions of Section 2.3(d)(ii), no US Revolving Lender shall have an obligation to make any US Revolving Loan, if one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or the requested Borrowing would exceed the US Availability on such Funding Date.

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In the event that any Canadian Borrower (or Administrative Borrower on behalf of such Canadian Borrower) requests a Borrowing of Revolving Loans other than Swing Loans, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Canadian Revolving Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is at least one (1) Business Day prior to the requested Funding Date. If Agent has notified the Canadian Revolving Lenders of a requested Borrowing by 1:00 p.m. New York time on the Business Day that is one (1) Business Day prior to the Funding Date, then each Canadian Revolving Lender shall make the amount of such Canadian Revolving Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 12:00 noon New York time on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Canadian Revolving Loans from the Canadian Revolving Lenders, Agent shall make the proceeds thereof available to Canadian Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the applicable Designated Account; provided, that, subject to the provisions of Section 2.3(d)(ii), no Canadian Revolving Lender shall have an obligation to make any Canadian Revolving Loan, if one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or the requested Borrowing would exceed the Canadian Availability on such Funding Date.
ii.Unless Agent receives notice from a Lender (a “Non-funding Notice”) prior to 9:30 a.m. New York time on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent agrees to endeavor to provide to the Administrative Borrower a copy of any Non-funding Notice promptly after receipt thereof by Agent, but shall have no liability whatsoever to Loan Parties if Agent delays in sending, or fails to send, such Non-funding Notice to the Administrative Borrower. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent in such circumstance has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 12:00 noon New York time on the Business Day that is the first (1st) Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made such amount available to US Borrowers or Canadian Borrowers (as applicable), then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, US Borrowers or Canadian Borrowers (as applicable) shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

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1.Protective Advances and Optional Overadvances.
i.Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), at any time after the occurrence and during the continuance of a Default or an Event of Default, or that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Agent, in the exercise of its Permitted Discretion, deems necessary or desirable to preserve or protect the Collateral, or any portion thereof, or to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”). Notwithstanding the foregoing, the aggregate amount of all Protective Advances outstanding at any one time shall not exceed ten (10%) percent of the Maximum Revolver Amount.
ii.Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Total Borrowing Base by more than ten (10%) percent of the Maximum Revolver Amount, after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, such Overadvance is not outstanding for more than thirty (30) consecutive calendar days, no other Overadvance shall have been outstanding during the five (5) Business Days immediately preceding the making of such Revolving Loans, and no more than three (3) separate Overadvances, including the Overadvance that exists at the time of, or after giving effect to, such Revolving Loans then requested by Borrowers, have been outstanding during the twelve (12) month period ending on the requested Funding Date for such Revolving Loans. In the event Agent obtains actual knowledge that an Overadvance exists, regardless of the amount of, or reason for, such Overadvance, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to eliminate the Overadvance within a reasonable time. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of any Loan Party, which shall continue to be bound by the provisions of Section 2.4(e)(1). Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.
iii.Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be

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eligible to be a LIBOR Rate Loan or BA Equivalent Loan and, prior to Settlement therefor, all payments on the Extraordinary Advances shall be payable to Agent solely for its own account. The Extraordinary Advances shall be repayable on demand, be secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans in the currency of such Revolving Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
iv.Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate principal amount of Extraordinary Advances outstanding to exceed an amount equal to ten (10%) percent of the Maximum Revolver Amount; and to the extent that the making of any Extraordinary Advance causes the aggregate Revolver Usage to exceed the Maximum Revolver Amount, such portion of such Extraordinary Advance shall be for Agent’s sole and separate account and not for the account of any Lender and shall be entitled to priority in repayment in accordance with Section 2.4(b).
2.Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of any Loan Party) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans, the Swing Loans, and the Extraordinary Advances shall take place on a periodic basis in accordance with the following provisions:
i.Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion on behalf of Swing Lender, with respect to the outstanding Swing Loans, for itself, with respect to the outstanding Extraordinary Advances, and with respect to Parent’s or its Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans, Swing Loans, and Extraordinary Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): if the amount of the Revolving Loans (including Swing Loans, and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances), and if the amount of the Revolving Loans (including Swing Loans, and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances). Such amounts made available to Agent under clause (2) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing

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Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
ii.In determining whether a Lender’s balance of the Revolving Loans, Swing Loans, and Extraordinary Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans, Swing Loans, and Extraordinary Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
iii.Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender’s Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of Parent or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.
iv.Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).
3.Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount of the Revolving Loans, owing to each Lender, including the Swing Loans owing to Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
4.Defaulting Lenders.
i.Except as otherwise provided in Section 2.4(b)(ii) at any time that an Application Event has occurred and is continuing, Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer

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to the Defaulting Lender, Agent shall transfer any such payments first, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, second, to Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, third, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), fourth, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of any Borrower, or Administrative Borrower on behalf of such Borrower, and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and fifth, from and after the date on which all other Obligations have been paid in full following the occurrence of an Application Event, to such Defaulting Lender in accordance with tier (J) of Section 2.4(b)(ii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Lender, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Loan Party of its duties and obligations hereunder to Agent, Issuing Lender, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower, at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including all interest, fees, and other amounts that may be due and payable in respect thereof, and an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that, any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or any Loan Party’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.

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In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.
ii.If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:
a.such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Loan Exposures plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;
b.if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one (1) Business Day following notice by the Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrower shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Lender;
c.if any Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;
d.to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;
e.to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the Issuing Lender until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;
f.so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and the Issuing Lender shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the Swing Lender or Issuing Lender, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Lender, as applicable, and Borrower to eliminate the Swing Lender’s or Issuing Lender’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and

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g.Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to the Issuing Lender and the Issuing Lender may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(a).
5.Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
d..Payments; Reductions of Commitments; Prepayments.
6.Payments by Borrowers.
i.Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:30 p.m. on the date specified herein. Any payment received by Agent later than 1:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
ii.Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
iii.All payments in respect of the Obligations denominated in a currency other than Dollars shall be applied first to Obligations denominated in the same currency as the payments received and second to the Obligations denominated in the other currencies, if any; provided, that, Agent may, at its option (but is not obligated to), convert such currency received to the currency in which the Obligations are denominated at the Exchange Rate calculated by Agent in good faith on such date and Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the loan account of Borrowers maintained by such Agent).
7.Apportionment and Application.
i.So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) entitled to such payments and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Lender) shall be apportioned ratably among the

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Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Subject to Section 2.4(b)(iv), Section 2.4(d)(ii), and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to the applicable Borrower (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law.
ii.At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows, provided, that, notwithstanding anything to the contrary contained in this Section 2.4(b)(ii) or any other provisions of this Agreement, all amounts collected or received by Agent or any Lender on account of amounts outstanding with respect to any of the US Obligations or in respect of the US Collateral, and all amounts collected or received by Agent or any Lender on account of amounts outstanding with respect to any of the Canadian Obligations or the Canadian Collateral, shall be paid over or delivered to make the following payments (as the same become due at maturity, by acceleration or otherwise) (it being understood that (i) amounts collected or received with respect to Canadian Obligations and Canadian Collateral shall be applied in the following manner only to satisfy Canadian Obligations and (ii) amounts collected or received with respect to US Obligations and US Collateral shall be applied in the following manner but first to satisfy all US Obligations (other than obligations of US Borrowers under the Guaranty and Security Agreement) in full and then to satisfy the US Obligations under the Guaranty and Security Agreement and the Canadian Obligations):
h.first, to pay any Lender Group Expenses (including reasonable cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
i.second, to pay any fees then due to Agent under the Loan Documents until paid in full,
j.third, to pay interest due in respect of all Protective Advances until paid in full,
k.fourth, to pay the principal of all Protective Advances until paid in full,
l.fifth, ratably, to pay any Lender Group Expenses (including reasonable cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
m.sixth, ratably, to pay any fees then due to any of the Lenders under the Loan Documents until paid in full,
n.seventh, to pay interest accrued in respect of the Swing Loans until paid in full,
o.eighth, to pay the principal of all Swing Loans until paid in full,
p.ninth, ratably, to pay interest accrued in respect of the Revolving Loans (other than Protective Advances and Swing Loans) until paid in full,

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q.tenth, ratably
(i)to pay the principal of all Revolving Loans (other than Protective Advances and Swing Loans) until paid in full,
(ii)to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to one hundred three (103%) percent of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof),
(iii)[reserved],
(iv)Ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause (4), during the continuation of the applicable Application Event) of the most recently established Bank Product Reserve to (y) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations (other than Bank Product Obligations consisting of supply chain financing arrangements), and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations (other than Bank Product Obligations consisting of supply chain financing arrangements) owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof,
r.eleventh, to pay any other Obligations (including Bank Product Obligations consisting of supply chain financing arrangements),
s.twelfth, Ratably to pay any Obligations owed to Defaulting Lenders, and
t.thirteenth, to Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law.
iii.Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).
iv.In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrowers to Agent and specified by any Borrower (or Administrative Borrower on behalf of such Borrower) to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

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v.For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation (other than contingent indemnification obligations with respect to which no claim for payment has been made on any date of determination), including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
vi.In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.
8.Reduction of Commitments.
vii.Revolver Commitments.
u.The Revolver Commitments shall terminate on the Maturity Date.
v.US Borrowers may reduce the US Revolver Commitments, without premium or penalty, to an amount (which may be zero), after giving effect to any concurrent prepayments of Revolving Loans on such date, not less than the sum of the US Revolver Usage as of such date, plus the principal amount of all US Revolving Loans not yet made as to which a request has been given by any US Borrower (or Administrative Borrower on behalf of such US Borrower) under Section 2.3(a), plus the amount of all Letters of Credit not yet issued for the account of US Borrowers as to which a request has been given by Administrative Borrower pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $2,000,000 (unless the US Revolver Commitments are being reduced to zero and the amount of the US Revolver Commitments in effect immediately prior to such reduction are less than $2,000,000), shall be made by providing not less than three (3) Business Days prior written notice to Agent, and shall be irrevocable. Once reduced, the US Revolver Commitments may not be increased. Each such reduction of the US Revolver Commitments shall reduce the US Revolver Commitments of each US Revolving Lender proportionately in accordance with its ratable share thereof, and US Revolver Commitments may not be reduced to zero unless Canadian Revolver Commitments are concurrently reduced to zero.
w.Canadian Borrowers may reduce the Canadian Revolver Commitments, without premium or penalty, to an amount (which may be zero), after giving effect to any concurrent prepayments of Revolving Loans on such date, not less than the sum of the Canadian Revolver Usage as of such date, plus the principal amount of all Canadian Revolving Loans not yet made as to which a request has been given by any Canadian Borrower (or Administrative Borrower on behalf of such Canadian Borrower) under Section 2.3(a). Each such reduction shall be in an amount which is not less than $1,000,000 (unless the Canadian Revolver Commitments are being reduced to zero and the amount of the Canadian Revolver Commitments in effect immediately prior to such reduction are less than $1,000,000), shall be made by providing not less than three (3) Business Days prior written notice to Agent, and shall be irrevocable. Once reduced, the Canadian Revolver Commitments may not be increased. Each such reduction of the Canadian Revolver Commitments shall reduce the Canadian

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Revolver Commitments of each Canadian Revolving Lender proportionately in accordance with its ratable share thereof.
9.Optional Prepayments. Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty (except for any indemnification obligations payable with respect to prepayment of any LIBOR Rate Loan prior to the expiration of the applicable Interest Period, as provided for in Section 2.12(b)(ii)(B) hereof).
10.Mandatory Prepayments. If, at any time, the Revolver Usage on such date exceeds the Total Borrowing Base, or the US Revolver Usage on such date exceeds the US Borrowing Base, or the Canadian Revolver Usage on such date exceeds the Canadian Borrowing Base, in each case, as reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then (x) US Borrowers shall promptly, but in any event within one (1) Business Day, prepay the US Obligations or Canadian Obligations (as applicable) in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of any such excess pursuant to the immediately preceding clauses (i) or (ii) (as applicable), and (y) Canadian Borrowers shall promptly, but in any event within one (1) Business Day, prepay the Canadian Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of any such excess pursuant to the immediately preceding clause (ii).
11.Application of Payments. Each prepayment pursuant to Section 2.4(e) shall, so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the US Revolving Loans or Canadian Revolving Loans (subject to Section 2.4(e)) until paid in full, and second, to cash collateralize the Letters of Credit (subject to Section 2.4(e)) in an amount equal to one hundred three percent (103%) of the then outstanding Letter of Credit Usage, and if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).
12.Canadian Facility Reallocation. Subject to the terms and conditions set forth herein, the Borrowers shall have the right, exercisable on one (1) occasion from the Closing Date until the Maturity Date, in addition to the rights set forth in Section 2.4(c)(i) above, to (i) increase the Canadian Revolver Commitments by up to $5,000,000, to an amount not to exceed $15,000,000 and concurrently therewith reduce the US Revolver Commitments by the aggregate amount of such increase in the Canadian Revolver Commitments, or (ii) decrease the Canadian Revolver Commitments by up to $5,000,000, to an amount not less than $1,000,000, and concurrently therewith increase the US Revolver Commitments by the aggregate amount of such decrease in the Canadian Revolver Commitments, provided, that, (A) the amount by which the Canadian Revolver Commitments shall be increased (pursuant to the immediately preceding clause (i)) shall not exceed the amount by which the US Revolver Commitments shall have been reduced concurrently therewith in accordance with Section 2.4(c)(i)(B) above, and (B) the amount by which the US Revolver Commitments shall be increased (pursuant to the immediately preceding clause (ii)) shall not exceed the amount by which the Canadian Revolver Commitments shall have been reduced concurrently therewith in accordance with Section 2.4(c)(i)(C) above (Borrowers’ election pursuant to either the immediately preceding clause (i) or clause (ii) being referred to herein as the “Canadian Facility Reallocation”). The following terms and conditions shall apply to the Canadian Facility Reallocation: (1) the Administrative Borrower shall notify the Agent in writing at least thirty (30) days in advance of the proposed effective date of the Canadian Facility Reallocation and shall indicate whether Borrowers are electing to exercise rights pursuant to either the immediately preceding clause (i) or clause (ii) and the amount of increase or decrease (as applicable) in the Canadian Revolver Commitments requested by Borrowers, (2) the extensions of credit made under any such Canadian Facility Reallocation involving an increase in Canadian Revolver Commitments shall

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constitute Canadian Obligations and will be secured and guaranteed with the other Canadian Obligations as provided in the Loan Documents, (3) such Canadian Facility Reallocation shall be obtained from existing Lenders or from other Eligible Transferees, in each case in accordance with the terms set forth below, (4) the Canadian Facility Reallocation shall be in a minimum principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof, (5) upon Agent’s request, the Borrowers shall execute such promissory notes as are necessary to reflect the additional Revolving Loans under any such Canadian Facility Reallocation, and (6) the conditions to extensions of credit in Section 3.2 shall have been satisfied. Participation in any such Canadian Facility Reallocation hereunder shall be offered first to Wells Fargo (or its Affiliates) and then to each of the other existing Lenders, but no Lender shall have any obligation to provide all or any portion of such Canadian Facility Reallocation. If the amount of the Canadian Facility Reallocation requested by the Administrative Borrower shall exceed the US Revolver Commitments or Canadian Revolver Commitments (as applicable) which the existing Lenders are willing to provide with respect to such Canadian Facility Reallocation, then Borrowers may invite other banks, financial institutions and investment funds constituting Eligible Transferees and which are reasonably acceptable to the Administrative Agent to join this Agreement as Lenders hereunder for the portion of such Canadian Facility Reallocation not taken by existing Lenders, provided that such Eligible Transferee(s) shall enter into such joinder agreements to give effect to the Canadian Facility Reallocation as the Agent and the Administrative Borrower may reasonably request. The Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Loan Document, countersigned by all Loan Parties, as Administrative Agent may deem to be necessary for the sole purpose of incorporating the terms of any new Canadian Facility Reallocation therein.
e..Promise to Pay
. Borrowers agree to pay the Lender Group Expenses owing by each of them (so long as Borrowers have received an appropriate invoice or other documentation therefor) on the earlier of the first (1st) day of the month following the date on which the applicable Lender Group Expenses were first incurred or the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (b)). US Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Canadian Borrowers promise to pay all of the Canadian Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Canadian Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.5 shall survive payment or satisfaction in full of all other Obligations.
f..Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
13.Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:
i.if the relevant Obligation is a LIBOR Rate Loan or BA Equivalent Loan, at a per annum rate equal to the LIBOR Rate or CDOR Rate, as applicable, plus the LIBOR Rate Margin, and

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ii.otherwise, at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans.
14.Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the US Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fees, charges, commissions, and costs set forth in Section 2.11(j)) that shall accrue at a per annum rate equal to the Applicable Margin times the undrawn amount of all outstanding Letters of Credit.
15.Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of Agent or the Required Lenders,
i.all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable thereunder, and
ii.the Letter of Credit Fee shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.
16.Payment. Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a) or in this Section 2.6(d), all interest, all Letter of Credit Fees, and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first (1st) day of each month and all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first (1st) day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the applicable Loan Account on the first (1st) day of each month or otherwise when due, all interest accrued during the prior month or other applicable period on the US Revolving Loans and Canadian Revolving Loans hereunder, on the first (1st) day of each month, all Letter of Credit Fees accrued or chargeable to US Borrowers hereunder during the prior month, on the first (1st) day of each month, the Unused Line Fee accrued or chargeable to Borrowers during the prior month pursuant to Section 2.10(b), as and when incurred or accrued, all audit, appraisal, valuation, or other charges or fees payable hereunder pursuant to Section 2.10(c), as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, as and when incurred or accrued, all fees, charges, commissions, and costs provided for in Section 2.11(j), as and when incurred or accrued, all fees and costs provided for in Section 2.10 (a) or (c), as and when incurred or accrued, all other Lender Group Expenses, and as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the applicable Loan Account shall thereupon constitute US Revolving Loans or Canadian Revolving Loans (as applicable) hereunder, shall constitute US Obligations or Canadian Obligations (as applicable) hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are US Base Rate Loans, in the case of US Revolving Loans, or Canadian Base Rate Loans, in the case of Canadian Revolving Loans (unless and until converted into LIBOR Rate Loans or BA Equivalent Loans in accordance with the terms of this Agreement). In the case of Loans for which the LIBOR Rate or CDOR Rate is used, interest is payable on the last day of each

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relevant Interest Period (but not less frequently than quarterly), and in the case of any other Loans, interest is payable monthly in arrears.
17.Computation. All interest hereunder on (i) LIBOR Rate Loans shall be computed on the basis of a three hundred sixty (360) day year, in each case, for the actual number of days elapsed in the period during which the interest accrues, and (ii) US Base Rate Loans, Canadian Base Rate Loans, and BA Equivalent Loans and fees chargeable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.
18.Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Loan Parties and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
19.Interest Act (Canada). Each Borrower hereby acknowledges that the rate or rates of interest applicable to certain of the Loans and fees as specified hereunder may be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), if interest computed on the basis of a three hundred sixty (360) day year is payable for any part of the calendar year, the equivalent yearly rate of interest may be determined by multiplying the specified rate of interest by the number of days (365 or 366) in such calendar year and dividing such product by 360. For the purpose of the Interest Act (Canada) and any other purpose, the principle of deemed reinvestment shall not apply to any interest calculation under this Agreement, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
g..Crediting Payments
. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 1:30 p.m. If any payment item is received into Agent’s Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

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h..Designated Account
. Agent is authorized to make the Revolving Loans and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrowers agree to establish and maintain one or more Designated Accounts with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by any Borrower (or Administrative Borrower on behalf of such Borrower). Unless otherwise agreed by Agent and any Borrower (or Administrative Borrower on behalf of such Borrower), any Revolving Loan or Swing Loan requested by any Borrower (or Administrative Borrower on behalf of such Borrower) and made by Agent or the applicable Lenders hereunder shall be made available to the applicable Designated Account.
i..Maintenance of Loan Account; Statements of Obligations
. Agent shall maintain a separate account on its books in the name of US Borrowers and Canadian Borrowers (each, a “Loan Account”) on which such Borrowers will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the applicable Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Lender to or for such Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, each Loan Account will be credited with all payments received by Agent from such Borrowers or for such Borrowers’ account. Agent shall make available to Administrative Borrower monthly statements regarding each Loan Account, including the principal amount of the US Revolving Loans and Canadian Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within thirty (30) days after Agent first makes such a statement available to Borrowers, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in such statement.
j..Fees.
20.Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
21.Unused Line Fee.
    US Borrowers shall pay to Agent, for the ratable account of the US Revolving Lenders that are Non-Defaulting Lenders, on the first (1st) day of each month from and after the Closing Date up to the first (1st) day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full, an unused line fee (the “US Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of the aggregate amount of the US Revolver Commitments, less the average amount of the US Revolver Usage during the immediately preceding month (or portion thereof).
    Canadian Borrowers shall pay to Agent, for the ratable account of the Canadian Revolving Lenders that are Non-Defaulting Lenders, on the first (1st) day of each month from and after the Closing Date up to the first (1st) day of the month prior to the date on which the Canadian Obligations are paid in full and on the date on which the Canadian Obligations are paid in full, an unused line fee (the

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“Canadian Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of the aggregate amount of the Canadian Revolver Commitments, less the average amount of the Canadian Revolver Usage during the immediately preceding month (or portion thereof).
22.Field Examination and Other Fees. Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable at any time subsequent to the Closing Date, as follows a maximum fee of $850 per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of Borrowers performed by personnel employed by Agent, and the fees or charges paid or incurred by Agent (but, in any event, a maximum charge of $850 per day, per Person, plus reasonable and documented out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of Parent or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Parent’s or its Subsidiaries' business valuation; provided, that, so long as no Event of Default shall have occurred and be continuing, and Excess Availability is at all times greater than $30,000,000 during any calendar year, Borrowers shall not be obligated to reimburse Agent for more than (x) one (1) field examination during any calendar year, (y) one (1) Inventory Appraisal and (z) one (1) appraisal of any other Collateral (other than trademarks) during any calendar year, if Excess Availability is not at all times greater than $30,000,000 during any calendar year, then Borrowers shall not be obligated to reimburse Agent for more than (x) two (2) field examinations during any calendar year, (y) two (2) Inventory Appraisals and (z) two (2) appraisals of any other Collateral (other than trademarks) during any calendar year, if Excess Availability is not at all times greater than $20,000,000 during any consecutive eighteen (18) month period, then Borrowers shall be obligated to reimburse Agent for one (1) additional appraisal of trademarks during such consecutive eighteen (18) month period, and if any Event of Default shall have occurred and be continuing, then Borrowers shall be obligated to reimburse Agent for all such field examinations, Inventory Appraisals and appraisals of other Collateral and business valuations as Agent shall require in its Permitted Discretion.
k..Letters of Credit.
23.Subject to the terms and conditions of this Agreement, upon the request of any US Borrower (or Administrative Borrower on behalf of such US Borrower) made in accordance herewith, Issuing Lender agrees to issue, or to cause an Underlying Issuer (including, as Issuing Lender’s agent) to issue, a requested Letter of Credit for the account of US Borrowers. If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will enter into arrangements relative to the reimbursement of such Underlying Issuer (which may include, among other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings or other arrangements that provide for reimbursement of such Underlying Issuer with respect to such drawings under Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer for the account of US Borrowers. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, any US Borrower (or Administrative Borrower on behalf of such US Borrower) shall be deemed to have requested that Issuing Lender issue or an Underlying Issuer issue the requested Letter of Credit (and, in such case, to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit). Each US Borrower acknowledges and agrees that each US Borrower is and shall be deemed to be an applicant (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to Issuing Lender via hand delivery, telefacsimile,

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or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Issuing Lender and shall specify the amount of such Letter of Credit, the date of issuance, amendment, renewal, or extension of such Letter of Credit, the proposed expiration date of such Letter of Credit, the name and address of the beneficiary of the Letter of Credit, and such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and shall be accompanied by such Issuer Documents as Agent, Issuing Lender or Underlying Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Lender or Underlying Issuer generally requests for Letters of Credit in similar circumstances. Anything contained herein to the contrary notwithstanding, Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of Parent or its Subsidiaries in respect of a lease of real property to the extent that the face amount of such Letter of Credit or the amount of such Reimbursement Undertaking exceeds the highest rent (including all rent-like charges) payable under such lease for a period of two (2) years, or an employment contract to the extent that the face amount of such Letter of Credit or the amount of such Reimbursement Undertaking exceeds the highest compensation payable under such contract for a period of two (2) years.
24.Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:
iii.the Letter of Credit Usage would exceed $5,000,000, or
iv.the Letter of Credit Usage would exceed the Maximum US Revolver Amount less the outstanding principal balance of the US Revolving Loans (inclusive of Swing Loans made to or for the account of US Borrowers), or
v.the Letter of Credit Usage would exceed the US Borrowing Base at such time less the outstanding principal balance of the US Revolving Loans (inclusive of Swing Loans made to or for the account of US Borrowers) at such time.
25.In the event there is a Defaulting Lender that is a US Revolving Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Lender shall not be required to issue or arrange for such Letter of Credit to the extent (x) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii) or (y) the Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to it and US Borrowers to eliminate the Issuing Lender’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include US Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if (I) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Lender from issuing such Letter of Credit or Reimbursement Undertaking or Underlying Issuer from issuing such Letter of Credit, or any law applicable to Issuing Lender or Underlying Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Lender or Underlying Issuer shall prohibit or request that Issuing Lender or Underlying Issuer refrain from the

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issuance of letters of credit generally or such Letter of Credit or Reimbursement Undertaking (as applicable) in particular, or (II) the issuance of such Letter of Credit would violate one or more policies of Issuing Lender or Underlying Issuer applicable to letters of credit generally.
26.Any Issuing Lender (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Lender issued any Letter of Credit; provided that (y) until Agent advises any such Issuing Lender that the provisions of Section 3.2 are not satisfied, or (z) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by Agent and such Issuing Lender, such Issuing Lender shall be required to so notify Agent in writing only once each week of the Letters of Credit issued by such Issuing Lender during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as Agent and such Issuing Lender may agree. US Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit (if any) shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Lender or an Underlying Issuer at the request of US Borrowers on the Closing Date. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, US Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, US Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from US Borrowers pursuant to this Section 2.11(e), Agent shall distribute such payment to Issuing Lender or, to the extent that US Revolving Lenders have made payments pursuant to Section 2.11(b) to reimburse Issuing Lender, then to such US Revolving Lenders and Issuing Lender as their interests may appear.
27.Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(a), each US Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(a) on the same terms and conditions as if US Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment, renewal, or extension of a Letter of Credit or a Reimbursement Undertaking) and without any further action on the part of Issuing Lender or the US Revolving Lenders, Issuing Lender shall be deemed to have granted to each US Revolving Lender, and each US Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of Issuing Lender, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each US Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by US Borrower on the date due as provided in Section 2.11(a), or of any reimbursement payment that is required to be

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refunded (or that Agent or Issuing Lender elects, based upon the advice of counsel, to refund) to US Borrower for any reason. Each US Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
28.US Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group, Issuing Lender and each Underlying Issuer harmless from any damage, loss, cost, expense, or liability (other than Taxes, which shall be governed by Section 16), and reasonable and documented attorneys fees and expenses incurred by Issuing Lender, any other member of the Lender Group, Issuing Lender or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, that US Borrower shall not be obligated hereunder to indemnify any such Person for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Person. US Borrowers agree to be bound by the Underlying Issuer’s regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking even though this interpretation may be different from any US Borrower’s own. US Borrowers understand that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by US Borrowers against such Underlying Issuer. US Borrowers hereby agree to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable and documented attorneys fees and expenses), or liability (other than Taxes, which shall be governed by Section 16) incurred by them as a result of Issuing Lender’s indemnification of an Underlying Issuer; provided, that US Borrowers shall not be obligated hereunder to indemnify any such Person for any such loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Person.
29.Each Lender and US Borrowers agree that, in paying any drawing under a Letter of Credit, neither Issuing Lender nor any Underlying Issuer (as applicable) shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit or the Underlying Letter of Credit (as applicable)) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of Issuing Lender, any Underlying Issuer, Agent, any of the Lender-Related Persons or Agent-Related Persons, nor any correspondent, participant or assignee of Issuing Lender shall be liable to any Lender or any Loan Party for any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. US Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude US Borrowers from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Issuing Lender, any Underlying Issuer, Agent, any of the

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Lender-Related Persons or Agent-Related Persons, nor any correspondent, participant or assignee of Issuing Lender or any Underlying Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.11(h) or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Document, including in connection with the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, the honoring or dishonoring of any demand under any Letter of Credit, or the following of any US Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, and such action or neglect or omission will bind US Borrowers. In furtherance and not in limitation of the foregoing, Issuing Lender and each Underlying Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or Issuing Lender and any Underlying Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and neither Issuing Lender nor any Underlying Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Neither Issuing Lender nor any Underlying Issuer shall be responsible for the wording of any Letter of Credit (including any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance Issuing Lender or any Underlying Issuer may provide to US Borrowers with drafting or recommending text for any letter of credit application or with the structuring of any transaction related to any Letter of Credit, and US Borrowers hereby acknowledge and agree that any such assistance will not constitute legal or other advice by Issuing Lender or any Underlying Issuer or any representation or warranty by Issuing Lender or any Underlying Issuer that any such wording or such Letter of Credit will be effective. Without limiting the foregoing, Issuing Lender or any Underlying Issuer may, as it deems appropriate, use in any Letter of Credit any portion of the language prepared by US Borrowers and contained in the letter of credit application relative to drawings under such Letter of Credit. US Borrowers hereby acknowledge and agree that neither any Underlying Issuer nor any member of the Lender Group shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.
30.The obligation of US Borrowers to reimburse Issuing Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
vi.any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document,
vii.the existence of any claim, counterclaim, setoff, defense or other right that Parent or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,
viii.any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit,

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ix.any payment by Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not substantially or strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit,
x.any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, Parent or any of its Subsidiaries, or
xi.the fact that any Default or Event of Default shall have occurred and be continuing.
31.US Borrowers hereby authorize and direct any Underlying Issuer to deliver to Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.
32.(j)    US Borrowers acknowledge and agree that any and all fees, charges, actual out-of-pocket costs or commissions in effect from time to time, of Issuing Lender relating to Letters of Credit or incurred by Issuing Lender relating to Underlying Letters of Credit, upon the issuance of any Letter of Credit, upon the payment or negotiation of any drawing under any Letter of Credit, or upon the occurrence of any other activity with respect to any Letter of Credit (including the transfer, amendment, or cancellation of any Letter of Credit), together with any and all fronting fees in effect from time to time related to Letters of Credit, shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable promptly, but in any event, within one (1) Business Day after the date on which such fees, charges, costs, or commissions are first incurred or accrued by US Borrowers to Agent for the account of Issuing Lender; it being acknowledged and agreed by US Borrowers that Issuing Lender is entitled to charge US Borrowers a fronting fee of not more than 0.125% per annum times the undrawn amount of each Underlying Letter of Credit.
33.If by reason of any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or compliance by Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
x.any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or
y.there shall be imposed on Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking, and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, participating in, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof,

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then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and US Borrowers shall pay within thirty (30) days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that US Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(k) for any such amounts incurred more than one hundred eighty (180) days prior to the date on which the demand for payment of such amounts is first made to US Borrowers, and if an event or circumstance giving rise to such amounts is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(k), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
34.Unless otherwise expressly agreed by Issuing Lender and US Borrowers when a Letter of Credit is issued (including any such agreement applicable to any Existing Letter of Credit), the rules of the ISP and the UCP 600 shall apply to each standby Letter of Credit, and the rules of the UCP 600 shall apply to each commercial Letter of Credit.
35.In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.
l..LIBOR/CDOR Option.
36.Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, (i) Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan in US Dollars to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate; and (ii) Canadian Borrowers shall have the option, subject to Section 2.12(b) below (the “CDOR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan (made to a Canadian Borrower) to a BA Equivalent Loan, or upon continuation of a BA Equivalent Loan as a BA Equivalent Loan) at a rate of interest based upon the CDOR Rate. Interest on LIBOR Rate Loans and BA Equivalent Loans shall be payable on the earliest of the last day of the Interest Period applicable thereto; provided, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three (3) months in duration, interest shall be payable at three (3) month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless a Borrower has properly exercised the LIBOR Option or CDOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan or BA Equivalent Loan shall automatically convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the

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LIBOR Rate or CDOR Rate. This Section shall not apply to Swingline Loans or Extraordinary Advances, which may not be so converted or continued.
37.LIBOR/CDOR Election.
xii.Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option or CDOR Option by notifying Agent prior to 12:00 noon (New York time) at least three (3) Business Days prior to the commencement of the proposed Interest Period (the “LIBOR/CDOR Deadline”). Notice of Borrowers’ election of the LIBOR Option or CDOR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of an Interest Election Request received by Agent before the LIBOR/CDOR Deadline, or by telephonic notice received by Agent before the LIBOR/CDOR Deadline (to be confirmed by delivery to Agent of an Interest Election Request received by Agent prior to 5:00 p.m. on the same day). Promptly upon its receipt of each such LIBOR/CDOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.
xiii.Each LIBOR/CDOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, the US Borrowers (with respect to LIBOR Rate Loans to both US Borrowers and to Canadian Borrowers) and Canadian Borrowers (with respect to LIBOR Rate Loans or BA Equivalent Loans to Canadian Borrowers) shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of the payment of any principal of any LIBOR Rate Loan or BA Equivalent Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an assignment of Commitment required pursuant to Section 14.2(a)), the conversion of any LIBOR Rate Loan or BA Equivalent Loan other than on the last day of the Interest Period applicable thereto, the failure to borrow, convert, continue or prepay any LIBOR Rate Loan or BA Equivalent Loan on the date specified in any LIBOR/CDOR Notice delivered pursuant hereto or (D) any assignment by a Lender made pursuant to Sections 2.3(g), 2.13(b), 2.16(d) or 14.2 (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within thirty (30) days of the date of its receipt of such certificate.
i.Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than ten (10) LIBOR Rate Loans and BA Equivalent Loans in effect at any given time. Borrowers only may exercise (A) the LIBOR Option for proposed LIBOR Rate Loans of at least $500,000, and (B) the CDOR Option for proposed BA Equivalent Loans of at least Cdn. $500,000.
38.Conversion.
ii.Borrowers may convert LIBOR Rate Loans to Base Rate Loans or BA Equivalent Loans to Canadian Prime Rate Loans at any time; provided, that, in the event that LIBOR Rate Loans or BA Equivalent Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, US Borrowers shall indemnify, defend, and hold Agent and the US Lenders and their Participants harmless, and Canadian Borrowers and US Borrowers shall indemnify,

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defend, and hold Agent and the Canadian Lenders and their Participants harmless, in each case, against any and all Funding Losses in accordance with Section 2.12(b)(ii).
iii.Canadian Borrowers shall have the option, on any Business Day, to (x) convert a CA US Base Rate Loan into Canadian Prime Rate Loan and convert a Canadian Prime Rate Loan into a CA US Base Rate Loan, and (y) convert a Canadian Prime Rate Loan into a BA Equivalent Loan or to convert a BA Equivalent Loan into a Canadian Prime Rate Loan; provided, however, each such continuation or conversion must be requested by the Canadian Borrowers pursuant to an Interest Election Request delivered to Agent, in compliance with the terms set forth below, and failure by the Canadian Borrowers to properly continue a BA Equivalent Loan shall be deemed a conversion to a Canadian Prime Rate Loan. Each continuation or conversion must be requested by the Canadian Borrowers no later than 12:00 noon, Toronto, Ontario time, (x) one (1) Business Day prior to the date of a requested conversion of a BA Equivalent Loan to a Canadian Prime Rate Loan, (y) one (1) Business Day prior to the date of a requested continuation of a BA Equivalent Loan or conversion of a Canadian Prime Rate Loan to a BA Equivalent Loan, or (z) one (1) Business Day prior to the date of a requested conversion of a CA US Base Rate Loan into a Canadian Prime Rate Loan or conversion of a Canadian Prime Rate Loan into a CA US Base Rate Loan, in each case pursuant to an irrevocable notice submitted to the Agent which shall set forth the Loans to be continued or converted, whether the Canadian Borrowers wish to continue or convert such Loans and if the request is to continue a BA Equivalent Loan or convert a Canadian Prime Rate Loan to a BA Equivalent Loan, the Interest Period applicable thereto. The Agent shall give each Canadian Lender notice as promptly as practicable of any such proposed continuation or conversion pursuant to this Section.
39.Special Provisions Applicable to LIBOR Rate and CDOR Rate.
iv.The LIBOR Rate or CDOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits (in the case of LIBOR Rate Loans) or increased costs, in each case, due to changes in applicable law (other than changes in laws relative to Taxes, which shall be governed by Section 16) occurring subsequent to the commencement of the then applicable Interest Period, including any changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate or CDOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate or CDOR Rate and the method for determining the amount of such adjustment, or repay the LIBOR Rate Loans or BA Equivalent Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).
v.Subject to the provisions set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or BA Equivalent Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate or CDOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans or BA Equivalent Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans

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or BA Equivalent Loans, and interest upon the LIBOR Rate Loans and BA Equivalent Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans in the applicable currency , and (z) Borrowers shall not be entitled to elect the LIBOR Option or CDOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.
vi.Effect of Benchmark Transition Event.
z.Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and Administrative Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.
aa.Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
ab.Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 2.12(d)(iii) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any election, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document , except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).
ac.Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Administrative Borrower may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.

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40.No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits (in the case of LIBOR Rate Loans) to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate or CDOR Rate.
m..Capital Requirements.
41.If, after the date hereof, any Lender determines that the adoption of or change in any law, rule, regulation or guideline regarding capital, liquidity or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of this Agreement or such Lender’s Commitments or Loans hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, the US Borrowers (with respect to both such Lender’s US Revolver Commitments and/or such Lender’s Canadian Revolver Commitment, as applicable) and Canadian Borrowers (solely with respect to such Lender’s Canadian Revolver Commitment) agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within thirty (30) days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Administrative Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.
42.If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans or BA Equivalent Loans and in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as

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to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans or BA Equivalent Loans, as applicable, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans or BA Equivalent Loans, may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.
43.Notwithstanding anything herein to the contrary, the issuance of any rules, regulations or directions under the Dodd-Frank Wall Street Reform and Consumer Protection Act and The Basel III Accord published by The Basel Committee on Banking Supervision and all requests, rules, guidelines or directives under either of the foregoing or issued in connection therewith after the date of this Agreement shall be deemed to be a change in law, rule, regulation or guideline for purposes of Sections 2.12 and 2.13 and the protection of Sections 2.12 and 2.13 shall be available to each Lender and Issuing Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders or issuing banks affected thereby to comply therewith. Notwithstanding any other provision herein, no Lender or Issuing Lender shall demand compensation pursuant to Section 2.12(d) or this Section 2.13 if it shall not at the time be the general policy or practice of such Lender or Issuing Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
44.Change of Lending Office. Each Lender may at any time or from time to time designate, by written notice to the Agent to the extent not already reflected on Schedule C-1, one or more lending offices (which, for this purpose, may include Affiliates or branches of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including by designating a separate lending office (or branch or Affiliate) to act as such with respect to LIBOR Rate Loans or BA Equivalent Loans); provided that, for designations made after the Closing Date, to the extent such designation shall result in increased costs under Section 2.13 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and branch or Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such, subject to all of the requirements and limitations herein).
n..Joint and Several Liability of US Borrowers; Joint and Several Liability of Canadian Borrowers.

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45.Joint and Several Liability of US Borrowers
vii.Each US Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other US Borrowers to accept joint and several liability for the Obligations.
viii.Each US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other US Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each US Borrower without preferences or distinction among them.
ix.If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.
x.The Obligations of each US Borrower under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each US Borrower enforceable against each US Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement or any other circumstances whatsoever.
xi.Except as otherwise expressly provided in this Agreement, each US Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each US Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each US Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any US Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each US Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each US Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each US Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization,

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arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.
xii.Each US Borrower represents and warrants to Agent and Lenders that such US Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each US Borrower further represents and warrants to Agent and Lenders that such US Borrower has read and understands the terms and conditions of the Loan Documents. Each US Borrower hereby covenants that such US Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
xiii.The provisions of this Section 2.14 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all US Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.
xiv.Each US Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any US Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other US Borrower therefor.
xv.Each US Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such US Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such US Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such US Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such US Borrower as trustee for Agent, and such US Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).
xvi.For the avoidance of doubt, each member of the Lender Group and each Borrower acknowledges and agrees that notwithstanding anything to the contrary in this Agreement or any of the

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other Loan Documents, and notwithstanding that each US Borrower is jointly and severally liable for all Obligations (including the Canadian Obligations), the Obligations of the Canadian Borrowers under the Loan Documents shall be separate and distinct from the US Obligations and are expressly limited to the Canadian Obligations. In furtherance of the foregoing, each member of the Lender Group and each Borrower acknowledges and agrees that the liability of any Canadian Borrower for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the US Borrowers; the Canadian Borrowers shall not guarantee any US Obligations; and the Canadian Collateral shall not secure or be applied in satisfaction, by way of payment, prepayment, or otherwise, of all or any portion of the US Obligations.
46.Joint and Several Liability of Canadian Borrowers
xvii.Each Canadian Borrower is accepting joint and several liability hereunder and under the other Loan Documents in respect of the Canadian Obligations of the other Canadian Borrowers in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Canadian Borrower and in consideration of the undertakings of the other Canadian Borrowers to accept joint and several liability for the Canadian Obligations.
xviii.Each Canadian Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Canadian Borrowers, with respect to the payment and performance of all of the Canadian Obligations of the Canadian Borrowers (including any Canadian Obligations arising under this Section 2.14), it being the intention of the parties hereto that all such Canadian Obligations shall be the joint and several obligations of each Canadian Borrower without preferences or distinction among them.
xix.If and to the extent that any Canadian Borrower shall fail to make any payment with respect to any of the Canadian Obligations as and when due or to perform any of the Canadian Obligations in accordance with the terms thereof, then in each such event the other Canadian Borrowers will make such payment with respect to, or perform, such Canadian Obligation until such time as all of the Canadian Obligations are paid in full.
xx.The Canadian Obligations of each Canadian Borrower under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Canadian Obligations of each Canadian Borrower enforceable against each Canadian Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement or any other circumstances whatsoever.
xxi.Except as otherwise expressly provided in this Agreement, each Canadian Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Canadian Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Canadian Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Canadian Obligations, the acceptance of any payment of any of the Canadian Obligations, the acceptance of any partial payment

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thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Canadian Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Canadian Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Canadian Obligations or the addition, substitution or release, in whole or in part, of any Canadian Borrower. Without limiting the generality of the foregoing, each Canadian Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Canadian Borrower to comply with any of its respective Canadian Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any Canadian Borrower, in whole or in part, from any of its Canadian Obligations under this Section 2.14, it being the intention of each Canadian Borrower that, so long as any of the Canadian Obligations hereunder remain unsatisfied, the Canadian Obligations of each Canadian Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Canadian Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Canadian Borrower or any Agent or Lender.
xxii.Each Canadian Borrower represents and warrants to Agent and Lenders that such Canadian Borrower is currently informed of the financial condition of Canadian Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Canadian Obligations. Each Canadian Borrower further represents and warrants to Agent and Lenders that such Canadian Borrower has read and understands the terms and conditions of the Loan Documents. Each Canadian Borrower hereby covenants that such Canadian Borrower will continue to keep informed of Canadian Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Canadian Obligations.
xxiii.The provisions of this Section 2.14 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Canadian Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Canadian Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Canadian Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Canadian Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Canadian Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Canadian Borrower, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.
xxiv.Each Canadian Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Canadian Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Canadian Obligations have been paid in full in cash. Any claim which any Canadian Borrower may have against any other Canadian Borrower with respect to any payments to any Agent or any member of the

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Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Canadian Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Canadian Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Canadian Borrower, its debts or its assets, whether voluntary or involuntary, all such Canadian Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Canadian Borrower therefor.
xxv.Each Canadian Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Canadian Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Canadian Borrower until the Canadian Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Canadian Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Canadian Borrower as trustee for Agent, and such Canadian Borrower shall deliver any such amounts to Agent for application to the Canadian Obligations in accordance with Section 2.4(b).
o..[Reserved]
.
p..Incremental Facilities.
47.At any time, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the US Revolver Commitments, the Maximum US Revolver Amount and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the US Revolver Commitments, the Maximum US Revolver Amount and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”). Agent shall invite each Lender to increase its US Revolver Commitments (it being understood that no Lender shall be obligated to increase its US Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their US Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $5,000,000 and integral multiples of $5,000,000 in excess thereof. In no event may the US Revolver Commitments, the Maximum US Revolver Amount and the Maximum Revolver Amount be increased pursuant to this Section 2.16 on more than one (1) occasion during any calendar quarter. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases cause the US Revolver Commitments or the Maximum US Revolver Amount to exceed $140,000,000.
48.Each of the following shall be conditions precedent to any Increase of the US Revolver Commitments, the Maximum US Revolver Amount and the Maximum Revolver Amount in connection therewith:
(i)Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Agent have signed a

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joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,
(ii)each of the conditions precedent set forth in Section 3.2 shall be satisfied as of the date of the Increase (the date of the effectiveness of the increased US Revolver Commitments, the Maximum US Revolver Amount and the Maximum Revolver Amount, the “Increase Date”), both before and after giving effect to such Increase, and
(iii)Borrowers shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased US Revolver Commitments with respect to the interest margins applicable to US Revolving Loans to be made pursuant to the increased US Revolver Commitments (which interest margins may be with respect to US Revolving Loans made pursuant to the increased US Revolver Commitments, higher than or equal to the interest margins applicable to US Revolving Loans set forth in this Agreement immediately prior to the Increase Date) and shall have communicated the amount of such interest margins to Agent. Other than with respect to the interest rate margins as set forth in the preceding sentence, all other terms of the increased US Revolver Commitments shall be the same as the terms of the then existing US Revolver Commitments. Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary to effectuate the provisions of this Section 2.16.
49.Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to US Revolving Loans shall be deemed, unless the context otherwise requires, to include US Revolving Loans made pursuant to the increased US Revolver Commitments, the Maximum US Revolver Amount and Maximum Revolver Amount pursuant to this Section 2.16.
50.Each of the Lenders having a US Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional US Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the US Revolving Loans and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such US Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased US Revolver Commitments.
51.The US Revolving Loans, US Revolver Commitments, Maximum US Revolver Amount and Maximum Revolver Amount established pursuant to this Section 2.16 shall constitute US Revolving Loans, US Revolver Commitments, Maximum US Revolver Amount and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new US Revolver Commitments, Maximum US Revolver Amount and Maximum Revolver Amount.
3.CONDITIONS; TERM OF AGREEMENT.
a..Conditions Precedent to the Initial Extension of Credit

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. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).
b..Conditions Precedent to all Extensions of Credit
. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:
52.the representations and warranties of Parent or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
53.no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.
c..Maturity
. This Agreement shall continue in full force and effect for a term ending on the Maturity Date, subject to the rights of Borrowers as provided in Section 3.5.
d..Effect of Maturity
. On the Maturity Date, all Commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand, US Borrowers shall be required to repay all of the Obligations in full, and Canadian Borrowers shall be required to repay all of the Canadian Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Administrative Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.
e..Early Termination by Borrowers
. Administrative Borrower has the option, at any time upon five (5) Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by repaying to

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Agent all of the Obligations in full. The foregoing notwithstanding, Administrative Borrower may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and Borrowers may extend the date of termination by no more than five (5) days with the consent of Agent and by more than five (5) days with the consent of Required Lenders (which consent shall in each case not be unreasonably withheld or delayed).
f..Conditions Subsequent
. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).
4.REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
a..Due Organization and Qualification; Subsidiaries.
54.Each Loan Party resident in the United States is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and has all requisite corporate or other organizational power and authority to own or lease its assets and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each Loan Party resident in Canada is duly organized or amalgamated and validly subsisting under the laws of its jurisdiction of organization or amalgamation, is duly qualified and in good standing as a foreign or extra-provincial organization authorized to do business in every jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect and has the corporate or other organizational power and authority to carry on its business as now conducted and as currently proposed to be conducted except as could not reasonably be expected to result in a Material Adverse Effect.

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55.Set forth on Schedule 4.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized and outstanding Equity Interest of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s Equity Interest, including any right of conversion or exchange under any outstanding security or other instrument. Each Loan Party is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interest or any security convertible into or exchangeable for any of its Equity Interest.
56.Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: the number of shares of each class of common and preferred Equity Interests authorized and outstanding for each of such Subsidiaries, and the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Loan Party. All of the outstanding Equity Interest of each such Subsidiary has been validly issued and is fully paid and non-assessable.
57.Except as set forth on Schedule 4.1(c), there are no subscriptions, options, warrants, or calls relating to any shares of Parent’s or its Subsidiaries’ Equity Interest, including any right of conversion or exchange under any outstanding security or other instrument.
b..Due Authorization; No Conflict.
58.As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or organizational action on the part of such Loan Party.
59.As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not violate any material provision of federal, state, provincial or territorial, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any material order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or require any approval of any holder of Equity Interest of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
c..Governmental Consents
. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or

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other actions that have been obtained and that are still in force and effect, filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date, and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
d..Binding Obligations; Perfected Liens.
60.Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
61.Upon the proper filing of financing statements and the proper recordation of other applicable documents with appropriate filing or recordation offices required for perfection of Agent’s Liens evidenced thereby and the payment of applicable filing fees, Agent’s Liens in the Collateral granted to Agent pursuant to the Loan Documents, to the extent required by the Loan Documents, are valid and perfected (other than in respect of motor vehicles that are subject to a certificate of title, money, letter-of-credit rights (other than supporting obligations), commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 7(k)(iv) of the Guaranty and Security Agreement), and first priority Liens, subject only to Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases.
e..Title to Assets; No Encumbrances
. Each of the Loan Parties and its Subsidiaries has good, sufficient and legal title to (in the case of fee interests in Real Property), valid leasehold interests in (in the case of leasehold interests in real or personal property), and good and marketable title to (in the case of all other personal property), all of their respective material assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby and as to Real Property, for minor defects in title that do not materially interfere with such Loan Party’s or Subsidiary’s ability to conduct its business and to utilize such assets for their intended purposes. All of such assets are free and clear of Liens except for Permitted Liens.
f..Litigation.
62.Except as disclosed on Schedule 4.6(a), there are no actions, suits, or proceedings pending or, to the knowledge of Borrowers, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.
63.Schedule 4.6 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of Borrowers, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of the parties to such actions, suits, or proceedings, the nature of the dispute that is the subject of such actions, suits, or proceedings, the procedural status, as of the Closing Date, with respect to such actions, suits, or

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proceedings, and whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.
g..Compliance with Laws
. No Loan Party nor any of its Subsidiaries is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
h..No Material Adverse Effect
. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Parent to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since January 1, 2020, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.
i..Solvency.
64.The Loan Parties, on a consolidated basis, are Solvent.
65.No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
j..Employee Benefits
. Except as set forth on Schedule 4.10, no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.
k..Environmental Condition
. Except as set forth on Schedule 4.11, to each Loan Party’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, no Loan Party has received notice from any third party or governmental authority, and no Loan Party has any knowledge that, a Loan Party’s or any of its Subsidiaries’ properties or assets is designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site requiring cleanup or remediation pursuant to any Environmental Law, no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and no Loan Party nor any of its

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Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability, in each case, with respect to matters addressed in (a)-(d) above, that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
l..Complete Disclosure
. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Parent’s industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Parent’s industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on February 29, 2012 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Parent’s good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Parent to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Parent’s good faith estimate, projections or forecasts based on methods and assumptions which Parent believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results). The information included in the Beneficial Ownership Certification most recently provided to Lenders hereunder is true and correct in all respects.
m..Patriot Act
. To the extent applicable, each Loan Party is in compliance, in all material respects, with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) and with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended (“PCMLTFA”) and the regulations made under PCMLTFA. No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Official Act (Canada).
n..Indebtedness

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. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.
o..Payment of Taxes
. Except as otherwise permitted under Section 5.5, all income and other material tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed (including, filed within the time period of any extensions that have been obtained), and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable, except to the extent such taxes, assessments, fees or other governmental charges are being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable.
p..Margin Stock
. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
q..Governmental Regulation
. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is “required to be registered as an investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
r..OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws
. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any

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investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).
s..Employee and Labor Matters
. Except as set forth on Schedule 4.19, there is no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against Parent or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Parent or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Parent or its Subsidiaries that could reasonably be expected to result in a material liability or to the knowledge of each Loan Party, after due inquiry, no union representation question existing with respect to the employees of Parent or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or its Subsidiaries. None of Parent or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar law made by any Government Authority, which remains unpaid or unsatisfied. The hours worked and payments made to employees of Parent or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from Parent or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent or the applicable Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
t..[Reserved.]
u..[Reserved.]
v..Eligible Accounts
. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the Borrower’s business, owed to the Borrowers’ without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.
w..Eligible Inventory
. As to each item of Inventory that is identified by the Borrowers as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is of good and merchantable quality, free from known defects, and not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory.
x..Location of Inventory

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. Except as set forth on Schedule 4.24 (as such Schedule may be updated pursuant to Section 5.14), the Inventory of Loan Parties is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 4.24 (as such Schedule may be updated pursuant to Section 5.14).
y..Inventory Records
. Each Loan Party keeps correct and accurate records in all material respects itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.
5.AFFIRMATIVE COVENANTS.
Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall, and shall cause each of their Subsidiaries to, comply with each of the following:
a..Financial Statements, Reports, Certificates
. Loan Parties will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, agree that no Subsidiary of a Loan Party will have a fiscal year different from that of Parent, agree to maintain a system of accounting that enables Parent to produce financial statements in accordance with GAAP, and agree that they will, and will cause each other Loan Party to, keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to such Loan Party’s and its Subsidiaries’ sales, and maintain its billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent) which consent shall not be unreasonably withheld). Documents required to be delivered pursuant to this Section 5.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or HBBHC posts such documents, or provides a link thereto on HBBHC’s website; or (ii) on which such documents are posted on Parent's behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided, that: (i) upon the written request of Agent, Parent shall deliver paper copies of such documents to Agent or any Lender that requests Parent to deliver such paper copies until a written request to cease delivering paper copies is given by Agent or such Lender and (ii) Parent shall notify Agent (by telecopier or electronic mail) of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Parent shall be required to provide paper copies of the Compliance Certificates required by this Section 5.1 to Agent. Except for such Compliance Certificates, Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
b..Reporting
. Loan Parties will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 at the times specified therein, and agrees to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on

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such Schedule. In addition to any reports required under Schedule 5.2, the Loan Parties shall promptly notify Agent, in writing, of any proposed tax assessment against a Loan Party or any of its Subsidiaries.
c..Existence
. Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
d..Maintenance of Properties
. Each Loan Party will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or used in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to so maintain and preserve assets could not reasonably be expected to result in a Material Adverse Effect).
e..Taxes
. Each Loan Party will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material governmental assessments and taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except to the extent that the validity of such governmental assessment or tax is the subject of a Permitted Protest.
f..Insurance
. Each Loan Party will, and will cause each of its Subsidiaries to, at Borrowers’ expense, maintain insurance respecting each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located, which insurance shall include flood insurance on all Real Property that may be subject to a Mortgage, from such providers, in amounts and on terms in accordance with the Flood Laws or as otherwise satisfactory to all Lenders. All such policies of insurance shall be with financially sound and reputable insurance companies reasonably acceptable to Agent (it being agreed that, as of the Closing Date, FM Global is acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Loan Parties in effect as of the Closing Date are acceptable to Agent). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If Parent or its Subsidiaries fail to maintain such insurance,

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Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Parent shall give Agent prompt notice of any loss exceeding $2,500,000 covered by its or its Subsidiaries’ casualty insurance, and any loss covered by its or its Subsidiaries’ business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
g..Inspection.
66.Subject to the reimbursement of expense provisions set forth in Section 2.10(c), each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender (which shall be coordinated through the Agent), and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same (any of the foregoing, an “Inspection”) by, its officers and employees (provided an authorized representative of Parent shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate, provided, that, so long as no Default or Event of Default has occurred and is continuing and Excess Availability is greater than $30,000,000 at all times during the trailing twelve (12) months most recently ended on any date on which Agent or any Lender proposes an Inspection, then (A) Inspections shall be limited to no more than once in each calendar year (and, so long as no Default or Event of Default has occurred and is continuing, not more than twice in any calendar year if at any time Excess Availability is less than the amount specified in this clause (ii)), (B) Agent shall provide reasonable prior notice to Parent of any Inspection, and (C) the Inspection shall be conducted during regular business hours.
67.Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct appraisals and valuations at such reasonable times and intervals as Agent may designate in accordance with Section 2.10(c). Agent agrees to provide Parent with a copy of the report for any such valuation upon request by Parent so long as such report exists, the third person employed by Agent to perform such valuation consents to such disclosure, and Parent executes and delivers to Agent a non-reliance letter reasonably satisfactory to Agent.
h..Compliance with Laws
. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all material applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
i..Environmental
. Each Loan Party will, and will cause each of its Subsidiaries to,
68.Keep any property owned by Parent or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by

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such Environmental Liens where the failure to do so, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect,
69.Comply, in all material respects, with Environmental Laws where the failure to do so, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and provide to Agent documentation of such compliance which Agent reasonably requests,
70.Promptly notify Agent of any release of which Borrowers have knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries where any such release, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, where the failure to do so, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, and
71.Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Agent with written notice of any of the following: notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent or its Subsidiaries, and written notice of a violation, citation, or other administrative order from a Governmental Authority where any of the matters addressed in (i)-(iii) above, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.
j..Disclosure Updates
. Each Loan Party will, promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
k..Formation of Subsidiaries
. Each Loan Party will, at the time that any Loan Party forms any direct or indirect Wholly Owned Subsidiary or acquires any direct or indirect Wholly Owned Subsidiary after the Closing Date, or at any time when any direct or indirect Subsidiary of a Loan Party the previously was an Immaterial Subsidiary becomes a Material Subsidiary, within thirty (30) days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause such new Subsidiary to provide to Agent a joinder to the Guaranty and Security Agreement, together with such other security agreements (and, at Agent’s request, within sixty (60) days for any mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value greater than $2,500,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary, other than Excluded Property); provided, that the joinder to the Guaranty and Security Agreement, and such other security agreements shall not be required to be provided to Agent with respect

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to any Subsidiary of Parent that is an Excluded Subsidiary or an Immaterial Subsidiary at such time, provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary owned directly by a Loan Party in form and substance reasonably satisfactory to Agent; provided, that (x) only sixty-five (65%) percent of the total outstanding voting Equity Interests of any Subsidiary of Parent that is an Excluded Subsidiary (and none of the Equity Interests of any Subsidiary of such Excluded Subsidiary) shall be required to be pledged and (y) none of the Equity Interests of any Immaterial Subsidiary, or any other Equity Interests constituting Excluded Property, shall be required to be pledged, and provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.
l..Further Assurances
. Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the Collateral of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal, other than Excluded Property), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Excluded Subsidiary or Immaterial Subsidiary, if providing such documents would result in adverse tax consequences or if the costs to the Loan Parties of providing such documents are unreasonably excessive (in the case of clause (c), as determined by Agent in consultation with Parent) in relation to the benefits to Agent and the Lenders of the security afforded thereby. To the maximum extent permitted by applicable law, if Parent or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, Parent and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by all Collateral of the Loan Parties other than Excluded Property. Notwithstanding anything to the contrary contained in this Section, Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary as requested by Agent or any Lender and Agent and each Lender has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent and each Lender.
m..Lender Meetings
. Parent will, within ninety (90) days after the close of each fiscal year of Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to

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attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the projections presented for the current fiscal year of Parent.
n..Location of Inventory
. Each Loan Party will keep its Inventory only at the locations identified on Schedule 4.24; provided, that Administrative Borrower may amend Schedule 4.24 so long as such amendment occurs by written notice to Agent not less than ten (10) days (or such shorter period as permitted by Agent in writing in its sole discretion) prior to the date on which such Inventory is moved to such new location and so long as such new location is within the continental United States or in the case of the Canadian Loan Parties, such new location is within Canada.
o..Compliance with ERISA and the IRC
. In addition to and without limiting the generality of Section 5.8, and except as could not reasonably be expected to result in a Material Adverse Effect, each Loan Party will comply with applicable provisions of ERISA, the IRC and the regulations thereunder with respect to all Employee Benefit Plans, without the prior written consent of Agent and the Required Lenders, not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan (other than claims for benefits, contributions or premiums payable in the ordinary course), not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the IRC, and operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the IRC. Each Loan Party shall furnish to Agent upon Agent’s written request such additional information about any Employee Benefit Plan for which Parent or any Subsidiary could reasonably expect to incur any material liability as may be reasonably requested by Agent.
p..OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws
. Each Loan Party will, and will cause each of its Subsidiaries to comply (a) with all applicable Sanctions, and (b) in all material respects, with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
6.NEGATIVE COVENANTS.
Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not, and will not permit any of their Subsidiaries to, do any of the following:
a..Indebtedness
. Each Loan Party will not, and will not permit any of its Subsidiaries to create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness; provided, that, in no event will any Loan Party create, incur, suffer to exist, guarantee or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness for borrowed money owing to any Subsidiary of Parent that is not a Loan Party

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unless Agent shall have received the Intercompany Subordination Agreement which has been duly authorized, executed and delivered by such Subsidiary.
b..Liens
. Each Loan Party will not, and will not permit any of its Subsidiaries to create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
c..Restrictions on Fundamental Changes
. Each Loan Party will not, and will not permit any of its Subsidiaries to,
72.Other than in order to consummate a Permitted Acquisition, enter into any merger, amalgamation or consolidation, except for the merger, amalgamation or consolidation of a US Subsidiary of a Loan Party with or into a US Loan Party or with or into another US Subsidiary of a US Loan Party, a Canadian Subsidiary of a Loan Party with a Canadian Loan Party or with another Canadian Subsidiary, a US Loan Party with a US Loan Party or a Canadian Loan Party with a Canadian Loan Party; provided that, if any such merger, amalgamation or consolidation involves a Borrower, a Borrower shall be the surviving entity, or any Consolidated Party (other than a Loan Party) into another Consolidated Party (other than a Loan Party),
73.liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for the liquidation or dissolution of Immaterial Subsidiaries or Excluded Subsidiaries, the liquidation or dissolution of a Loan Party (other than a Borrower) or any of its Wholly Owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or the liquidation or dissolution of Hamilton Beach Brands Do Brasil Comercializacao de Produtos Electricos EIRELI or any other Subsidiary of Parent that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Parent that is not liquidating or dissolving, or
74.suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4.
d..Disposal of Assets
. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3, 6.7 or 6.9, each Loan Party will not, and will not permit any of its Subsidiaries to convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division” if any assets become the assets of a different Person as a result of such allocation). To the extent the Required Lenders waive the provision of this Section 6.4 with respect to the sale or disposition of any Collateral that is not otherwise permitted to be sold or otherwise disposed of pursuant hereto, or any Collateral is sold or disposed of as permitted by this Section 6.4, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Loan Documents and Agent shall take such actions as are appropriate in connection therewith.

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e..Nature of Business
. Each Loan Party will not, and will not permit any of its Subsidiaries to make any material change in the nature of its or their business as described in Schedule 6.5 or acquire any properties or assets that are not reasonably related to or a logical extension thereof the conduct of such business activities; provided, that the foregoing shall not prevent Parent and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.
f..Prepayments and Amendments
. Each Loan Party will not, and will not permit any of its Subsidiaries to,
75.Except in connection with Refinancing Indebtedness permitted by Section 6.1,
i.optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent or its Subsidiaries, other than the Obligations in accordance with this Agreement, Permitted Intercompany Advances, and any Permitted Indebtedness that is not Subordinated Indebtedness, or
ii.make any payment on account of Subordinated Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or
76.Directly or indirectly, amend, modify, or change any of the terms or provisions of
iii.any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness (to the extent any such Permitted Indebtedness relates to Indebtedness in an amount equal to or greater than $5,000,000) other than the Obligations in accordance with this Agreement, Permitted Intercompany Advances, Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness or (D) in a manner that is not materially adverse to Agent or Lenders, taken as a whole (and, in the case of any Subordinated Indebtedness, to the extent permitted under any intercreditor or subordination agreement applicable thereto),
iv.the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, taken as a whole, could reasonably be expected to be materially adverse to the interests of the Lenders, or
v.amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the Material Contracts if the same could reasonably be expected to have a Material Adverse Effect.
g..Restricted Payments
. Each Loan Party will not, and will not permit any of its Subsidiaries to make any Restricted Payment; provided, that, so long as it is permitted by law, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (other than in the case of Sections 6.7(d) and 6.7(e) below),
77.Parent may make distributions, directly or indirectly, to former employees, officers, or directors of Parent, its Subsidiaries, or any direct or indirect parent of Parent (or any spouses, ex-spouses, or estates of any of the foregoing), on account of redemptions of Equity Interests of Parent or any direct

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or indirect parent of Parent held by such Persons, provided, that the aggregate amount of such redemptions made by Parent after the Amendment No. 8 Effective Date plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed $1,000,000 in the aggregate;
78.Parent may make distributions, directly or indirectly, to former employees, officers, or directors of Parent, its Subsidiaries, or any direct or indirect parent of Parent (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent on account of repurchases of the Equity Interests of Parent or any direct or indirect parent of Parent held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Parent or any direct or indirect parent of Parent;
79.Parent may make, directly or indirectly, Permitted Dividends;
80. any Subsidiary may make dividends, distributions or other payments to any Borrower or any other Loan Party, and any Subsidiary (other than a Loan Party) may make distributions to any Loan Party or any other Subsidiary;
81.dividends or distributions by any Borrower to Holdings consistent with past practices to pay franchise taxes and other amounts allocable to any Borrower and its respective Subsidiaries required by Holdings or HBBHC to maintain its corporate existence and state income taxes to the extent such taxes are paid by HBBHC, Holdings, Parent or any of its respective Subsidiaries as part of a unitary or combined state tax return, and to reimburse Holdings or HBBHC for the payment of amounts relating to travel and entertainment expenses and legal, consulting, software, accounting and other similar services provided by third parties on the Borrowers' or any of their Subsidiaries’ behalf in the ordinary course of its business;
82.dividends or distributions by the Borrowers to Holdings to pay for all operating and overhead expenses of Holdings or HBBHC actually incurred by Holdings or HBBHC (including, without limitation, salaries and other compensation of employees, and directors' fees and expenses),
83.Restricted Payments in respect of (i) indemnification payments permitted pursuant to Section 6.10(b) and (ii) compensation, severance, or employee benefit arrangements permitted pursuant to Section 6.10(c), in each case, provided, that, (A) as of the date of any such Restricted Payment and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, (B) as of the date of any such Restricted Payment and after giving effect thereto, Excess Availability shall be not less than $15,000,000 and (C) the Excess Availability during the immediately preceding thirty (30) consecutive day period shall have been not less than $15,000,000, and
84.Parent may make, directly or indirectly, Permitted Share Repurchases.
h..Accounting Methods
. Each Loan Party will not, and will not permit any of its Subsidiaries to modify or change its fiscal year; provided that, any Subsidiary formed or acquired after the Closing Date shall be permitted to change its fiscal year to align with the fiscal year of Parent.
i..Investments

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. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment except for Permitted Investments.
j..Transactions with Affiliates
. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of Parent or any of its Subsidiaries except for:
85.transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Parent or its Subsidiaries, on the one hand, and any Affiliate of Parent or its Subsidiaries, on the other hand, so long as such transactions are fully disclosed to Agent prior to the consummation thereof (except for (A) sales of inventory in the ordinary course of business, and (B) transactions in the ordinary course of business with HBBHC or Holdings to the extent permitted by Section 6.7 above), if they involve one or more payments by Parent or its Subsidiaries in excess of $2,000,000 for any single transaction or series of related transactions, and are no less favorable, taken as a whole, to Parent or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate;
86.so long as it has been approved by Parent’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of Parent, any direct or indirect parent of Parent, or its applicable Subsidiary;
87.so long as it has been approved by Parent’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of Parent, any direct or indirect parent of Parent, and its Subsidiaries in the ordinary course of business and consistent with industry practice;
88.transactions permitted by Section 6.3 or Section 6.7, or any Permitted Intercompany Advance or any other transaction not prohibited by this Agreement;
89.transactions solely between or among Loan Parties (or any person becoming a Loan Party upon the consummation of such transaction);
90.transactions solely between or among Subsidiaries of Parent which are not Loan Parties (or any person becoming a Subsidiary of Parent upon consummation of such transaction); and
91.transactions permitted pursuant to Sections 6.1, 6.3, 6.4, 6.9 or 6.7.
k..Use of Proceeds
. Each Loan Party will not, and will not permit any of its Subsidiaries to use the proceeds of any loan made hereunder for any purpose other than, consistent with the terms and conditions hereof, for their lawful and general corporate purposes; provided that (x) no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or, to Borrowers’ knowledge after due care and inquiry, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or

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contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) no part of the proceeds of any Loan or Letter of Credit will be used, directly or, to Borrowers’ knowledge after due care and inquiry, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
7.FINANCIAL COVENANTS.
Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:
92.Minimum Excess Availability. Excess Availability shall at all times be not less than $2,000,000.
93.Fixed Charge Coverage Ratio. During any Compliance Period, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (on a consolidated basis) at the end of each month for the trailing twelve (12) month period then ended shall not be less than 1.0 to 1.0, commencing with the month immediately preceding the commencement of the Compliance Period for which financial statements were required to be delivered pursuant to Section 5.1.
8.EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
a..Payments
. If Borrowers fail to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three (3) Business Days, all or any portion of the principal of the Loans, or any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit;
b..Covenants
. If any Loan Party or any of its Subsidiaries:
94.fails to perform or observe any covenant or other agreement contained in any of Sections 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit such Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrower’s affairs, finances, and accounts with officers and employees of Borrower), 5.10, 5.11, 5.13, or 5.14 of this Agreement, Section 6 of this Agreement, Section 7 of this Agreement, or Section 7 of the Guaranty and Security Agreement;

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95.fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.5, 5.8, 5.12, and 5.15 of this Agreement and such failure continues for a period of ten (10) days after the earlier of the date on which such failure shall first become known to any officer of any Loan Party or the date on which written notice thereof is given to Administrative Borrower by Agent; or
96.fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty (30) days after the earlier of the date on which such failure shall first become known to any officer of any Loan Party or the date on which written notice thereof is given to Administrative Borrower by Agent;
c..Judgments
. If one or more judgments, orders, or awards for the payment of money involving an amount of $5,000,000, or more, individually or in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage), is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which the same is not discharged, satisfied, vacated, or bonded pending appeal, or a stay of enforcement thereof is not in effect, or enforcement proceedings are commenced upon such judgment, order, or award;
d..Voluntary Bankruptcy, etc.
If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;
e..Involuntary Bankruptcy, etc.
If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted, the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or an order for relief shall have been issued or entered therein;
f..Default Under Other Agreements
. If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $5,000,000 or more, individually or in the aggregate, and such default occurs at the final maturity of the obligations thereunder, or results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or a default by a Loan Party or a Subsidiary in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate amount of $2,500,000 or more;

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g..Representations, etc.
If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
h..Guaranty
. If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);
i..Security Documents
. If the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases, first priority Lien on the Collateral (other than solely as the result of an action or failure to act on the part of Agent) covered thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, with respect to (i) Eligible Accounts, Eligible Inventory and Eligible Trademarks the aggregate value of which, for all such Collateral, does not exceed at any time, $500,000, and (ii) any Collateral that is not described in the immediately preceding clause (b)(i) the aggregate value of which, for all such Collateral, does not exceed at any time, $1,000,000, or as the result of an action or failure to act on the part of Agent;
j..Loan Documents
. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;
k..Change of Control
. A Change of Control shall occur, whether directly or indirectly; or
l..ERISA
. The occurrence of any of the following events with respect to any Loan Party or any of its ERISA Affiliates: any Loan Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Benefit Plan or Section 412 or 430 of the IRC, any Loan Party or any ERISA Affiliate is required to pay as contributions to such Benefit Plan, and such failure could reasonably be expected to result in liability in excess of $5,000,000, except as could not reasonably be expected to result in a Material Adverse Effect, a Benefit Plan fails to satisfy the minimum funding standard (as defined in Sections 302(a)(2) of ERISA and 412(a)(2) of the IRC) for a plan year without regard to any funding waiver under Section 412 of the IRC, a Termination Event which could reasonably

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be expected to result in a Material Adverse Effect, or any Loan Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and incurs a withdrawal liability requiring payments in an amount exceeding $5,000,000.
9.RIGHTS AND REMEDIES.
a..Rights and Remedies
. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrowers), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
97. declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, US Borrowers shall be obligated to repay all of such Obligations in full, and Canadian Borrowers shall be obligated to repay all Canadian Obligations in full, in each case, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrowers, terminate any Letter of Credit that may be terminated in accordance with its terms, and direct Borrowers to provide (and the applicable Borrower agrees that upon receipt of such notice it will provide) Letter of Credit Collateralization to Agent to be held as security for such Borrower’s reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;
98.declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with any obligation of any Revolving Lender to make Revolving Loans, the obligation of the Swing Lender to make Swing Loans, and the obligation of Issuing Lender to issue Letters of Credit;
99.exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity; and
100.Agent may seek the appointment of a receiver, manager or receiver and manager (a “Receiver”) under the laws of Canada or any province thereof to take possession of all or any portion of the Collateral of Canadian Loan Parties or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a Receiver without the requirement of prior notice or a hearing. Any such Receiver shall, to the extent permitted by law, so far as concerns responsibility for his/her acts, be deemed agent of Canadian Loan Parties and not Agent and the Lenders, and Agent and the Lenders shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants or employees, absent the gross negligence or willful misconduct of the Agent or the Lenders as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of all or any portion of the Canadian Collateral, to preserve Canadian Collateral or its value, to carry on or concur in carrying on all or any part of the business of Canadian Loan Parties and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of all or any portion of the Canadian Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Canadian Loan Parties, enter upon, use and occupy

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all premises owned or occupied by Canadian Loan Parties wherein any Canadian Collateral may be situated, maintain Canadian Collateral upon such premises, borrow money on a secured or unsecured basis and use Canadian Collateral directly in carrying on Canadian Loan Parties’ business or as security for loans or advances to enable the Receiver to carry on Canadian Loan Parties’ business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent for application to the Canadian Obligations in accordance with Section 2.4(b)(ii). Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent and the Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this Section 9.1(d).
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable, US Borrowers shall automatically be obligated to repay all of such Obligations in full, and Canadian Borrowers shall automatically be obligated to repay all of the Canadian Obligations in full (including each Borrower being obligated to provide (and each Borrower agrees that it will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Parent’s or its Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrowers.
b..Remedies Cumulative
. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
c..[Reserved].
d..Conversion and Redenomination Certain Loans; Purchase of Risk Participations.
101.Conversion and Redenomination of Loans. Notwithstanding anything herein to the contrary, upon the occurrence of an Application Event, all outstanding Loans denominated in Canadian Dollars or bearing interest at a rate other than the US Base Rate shall be redenominated and/or converted into US Base Rate Loans denominated in Dollars on and with effect from the soonest practicable date following the Application Event as determined by the Agent (the “Conversion Date”) and at the Bank of Canada published noon exchange rate or closing exchange rate (whichever is closer to the time of payment) in effect as of such Conversion Date. US Borrowers hereby agree to pay to the Agent on the Conversion Date, for the benefit of the US Lenders, based on their then existing Pro Rata Share thereof, any amounts owing pursuant to Section 2.12(c) as a result of any such conversion occurring prior to the

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end of an Interest Period; and the Canadian Borrowers hereby agree to pay to the Agent on the Conversion Date, for the benefit of the Canadian Lenders, based on their then existing Pro Rata Share thereof, any similar amounts owing pursuant to Section 2.12(c). The Agent will promptly notify the Borrowers and the Lenders of any such redenomination and conversion following an Application Event.
102.Purchase of Risk Participations. Each Lender hereby agrees that it shall forthwith purchase, as of the Conversion Date (but adjusted for any payments received from a Borrower on or after such date and prior to such purchase), from the other Lenders such participation interests in the outstanding Loans and Letter of Credit Obligations (whether or not such Loans and Letter of Credit Obligations have been redenominated or converted pursuant to Section 9.4(a)) as shall be necessary to cause each such Lender to share in all Loans and Letter of Credit Obligations ratably based upon its Pro Rata Share with respect to participation interests in all Loans and Letter of Credit Obligations (determined before giving effect to any termination of the Commitments), provided that, all interest and fees payable on a Loan, or Letter of Credit Obligations shall be for the account of the Lenders which originally extended such Loan or issued or participated in the related Letters of Credit, as the case may be, until the date as of which the respective participation interest is purchased, and if any purchase of a participation interest required to be made pursuant to this sentence is not made on the Conversion Date, then at the time such purchase is actually made the purchasing Lender shall be required to pay to the selling Lender, to the extent not paid to such selling Lender by the applicable Borrower in accordance with the terms of this Agreement, interest on the principal amount of the participation interest purchased for each day from and including the day upon which such purchase of the participation interest would otherwise have occurred to (but excluding) the date of actual payment for the purchase of such participation interest, at the rate equal to the Federal Funds Rate.
10.WAIVERS; INDEMNIFICATION.
a..Demand; Protest; etc.
Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.
b..The Lender Group’s Liability for Collateral
. Each Borrower hereby agrees that: so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: the safekeeping of the Collateral, any loss or damage thereto occurring or arising in any manner or fashion from any cause, any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.
c..Indemnification.
103.US Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons and the Lender-Related Persons (each, a “US Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of counsel (limited to one counsel retained by Agent on behalf of the U.S. Indemnified Persons, except (1) to the extent necessary to perfect Liens in or realize upon Collateral in multiple jurisdictions, to enforce rights and remedies in

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multiple jurisdictions, or to resolve conflicts of interest, in which case such indemnification shall be limited to a single local counsel in each relevant jurisdiction, or (2) in the case of an actual or perceived conflict of interest (as reasonably determined by the U.S. Indemnified Person affected by such conflict) where such U.S. Indemnified Person informs the Administrative Borrower of such conflict and thereafter retains its own counsel), experts, or consultants and all other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (and regardless of whether such matter is initiated by a third party or by any Borrower, any other Loan Party, or any of their respective Affiliates) in connection with or as a result of or related to the execution and delivery (provided that no Borrower shall be liable for costs and expenses (including attorneys fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents, with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any US Indemnified Person of Loan Party is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Parent or any of its Subsidiaries, provided, that, the indemnification in this Section 10.3(a) shall not extend to any Taxes or any costs attributable to Taxes, which shall be governed by Section 16 (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, US Borrowers shall have no obligation to any US Indemnified Person under this Section 10.3(a), (a) with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such US Indemnified Person or its officers, directors, employees, attorneys, or agents and (b) with respect to (x) disputes solely between or among the Lenders or (y) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this Section 10.3(a) shall extend to disputes among Indemnified Persons relating to any act or omission of a Loan Party and, in addition, to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any US Indemnified Person makes any payment to any other US Indemnified Person with respect to an Indemnified Liability as to which US Borrowers were required to indemnify the US Indemnified Person receiving such payment, the US Indemnified Person making such payment is entitled to be indemnified and reimbursed by US Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON (OTHER THAN ARISING OUT OF THE GROSS NEGLIGENCE OF SUCH US INDEMNIFIED PERSON, WHICH HAS BEEN FINALLY DETERMINED AS SUCH BY A COURT OF COMPETENT JURISDICTION) OR OF ANY OTHER PERSON.
104.Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons and the Canadian Lender-Related Persons (each, a “Canadian Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of

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attorneys, experts, or consultants and all other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents, with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Canadian Indemnified Person or Loan Party is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Parent or any of its Subsidiaries, provided, that, the indemnification in this Section 10.3(a) shall not extend to any Taxes or any costs attributable to Taxes, which shall be governed by Section 16 (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, the Borrowers’ indemnification obligations under this Section 10.3(b) shall be limited in the manner and to the extent set forth in Section 10.3(a). This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Canadian Indemnified Person makes any payment to any other Canadian Indemnified Person with respect to an Indemnified Liability as to which US Borrowers were required to indemnify the Canadian Indemnified Person receiving such payment, the Canadian Indemnified Person making such payment is entitled to be indemnified and reimbursed by US Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON (OTHER THAN ARISING OUT OF THE GROSS NEGLIGENCE OF SUCH CANADIAN INDEMNIFIED PERSON, WHICH HAS BEEN FINALLY DETERMINED AS SUCH BY A COURT OF COMPETENT JURISDICTION) OR OF ANY OTHER PERSON.
11.NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Loan Parties or Agent, as the case may be, they shall be sent to the respective address set forth below:
If to any Loan Party:    Hamilton Beach Brands, Inc.
    4421 Waterfront Drive
    Glen Allen, VA 23060
    Attn: Michelle Mosier, Chief Financial Officer
    Fax No.: (804)-747-5318

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with courtesy    Jones Day
(and not obligatory)    250 Vesey Street
copies to:    New York, NY 10281
    Attn: Brett Barragate
    Fax No.: (212) 755-7306

    Miller Thompson LLP
    40 King Street West, Suite 5800
    Toronto, Ontario M5H 3S1
    Attn: Barbara R.C. Doherty
    Fax No.: (416) 595-8695

If to Agent:    Wells Fargo Bank, National Association
    100 Park Avenue
    New York, New York 10017
    Attn: Loan Portfolio Manager
    Fax No.: (212) 545-4555

with copies to:    Otterbourg P.C.
    230 Park Avenue
    New York, NY 10169
    Attn: Allen Cremer, Esq.
    Fax No.: (212) 682-6104

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that notices sent by overnight courier service shall be deemed to have been given when received, notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and notices by electronic mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email or other written acknowledgment).
12.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
105.THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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106.THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
107.TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM"). EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
108.EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
109.NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING LENDER, OR THE UNDERLYING ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT

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OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
13.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
a..Assignments and Participations.
110.    Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
ad.Administrative Borrower; provided, that no consent of Administrative Borrower shall be required if an Event of Default has occurred and is continuing, or in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Administrative Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Agent within five (5) Business Days after having received notice thereof; and
ae.Agent, Swing Lender, and Issuing Lender.
vi.Assignments shall be subject to the following additional conditions:
af.no assignment may be made so long as no Event of Default has occurred and is continuing, to an Ineligible Institution, to a Competitor; provided, that, an assignment may be made to a Competitor if (A) an Event of Default has occurred and is continuing, and (B) Agent has commenced exercising any of its rights and remedies with respect thereto, or to a natural person,
ag.no assignment may be made to a Loan Party, or an Affiliate of a Loan Party,
ah.the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000);
ai.each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
aj.the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with

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respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee.
ak.unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500; and
al.the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).
111.From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).
112.By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
113.Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

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114.Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, the Originating Lender shall remain solely responsible for the performance of such obligations, Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would extend the final maturity date of the Obligations hereunder in which such Participant is participating, reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating (other than as permitted under Section 14.1(a)(iii)), release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest or as permitted under Section 14.1(a)(iii)), or decrease the amount or postpone the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, no participation shall be sold to a natural person or a Competitor, no participation shall be sold to a Loan Party or an Affiliate of a Loan Party and all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
115.In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent and its Subsidiaries and their respective businesses.
116.Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
117.Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the

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registered owner of any Loan (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of any Loan to an Affiliate of such Lender or a Related Fund of such Lender a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Loans to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.
118.In the event that a Lender sells participations in any Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.
119.Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register in the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.
b..Successors
. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Loan Party may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Loan Party is required in connection with any such assignment.
14.AMENDMENTS; WAIVERS.
a..Amendments and Waivers.

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120.No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:
i.increase the amount of or extend the expiration date of any Commitment of any Lender (it being understood that only the consent of the Lender whose Commitment is being increased or extended is required),
ii.postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
iii.reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),
iv.amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,
v.amend, modify, or eliminate Section 3.1 or 3.2,
vi.amend, modify, or eliminate Section 15.11,
vii.other than as permitted by Section 15.11(a), release Agent’s Lien in and to any of the Collateral having a value (as determined by Agent in its Permitted Discretion) in excess of $20,000,000 in the aggregate,
viii.amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share”,
ix.other than as permitted by Section 15.11(a), contractually subordinate any of Agent’s Liens,
x.other than in connection with a merger, liquidation, dissolution, sale or other disposition of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,
xi.amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii) or Section 2.4(e) or (f), or add commitments to this Agreement other than pursuant to and in accordance with Section 2.16, or

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xii.amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, any Loan Party or an Affiliate of any Loan Party.
121.No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,
xiii.the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),
xiv.any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders,
122.No amendment, waiver, modification, elimination, or consent shall, without written consent of Agent, Borrowers and the Supermajority Lenders, amend, modify, or eliminate the definition of US Borrowing Base or Canadian Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible In-Transit Inventory, and Eligible Inventory) that are used in such definitions to the extent that any such change results in more credit being made available to Borrowers based upon the US Borrowing Base or Canadian Borrowing Base (as applicable), but not otherwise, or the definition of Maximum Revolver Amount, Maximum US Revolver Amount or Maximum Canadian Revolver Amount, or change Section 2.1(c) or Section 2.2(d), provided, that, the foregoing shall not limit the discretion of Agent to change, establish or eliminate any Reserves,
123.No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender or Underlying Issuer under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrowers, and the Required Lenders,
124.No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders,
125.Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of any Loan Party, any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender, and any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by such Section 2.12(d)(iii) hereof, and
126.No Real Property shall be taken as Collateral unless Lenders receive forty-five (45) days’ advance notice and each Lender confirms to Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise satisfactory to such Lender. At any time that any Real Property constitutes Collateral, no modification of a Loan Document shall add, increase, renew or extend any loan,

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commitment or credit line hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders.
127.Anything in this Section 14.1 to the contrary notwithstanding, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Agent to cure any ambiguity, omission, error, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
b..Replacement of Certain Lenders.
128.If any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or any Lender makes a claim for compensation under Section 2.12(d), Section 2.13 or Section 16, then Administrative Borrower or Agent, upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given.
129.Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including all interest, fees and other amounts that may be due in payable in respect thereof, and an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.
c..No Waivers; Cumulative Remedies
. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing,

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and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Loan Parties of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.AGENT; THE LENDER GROUP.
a..Appointment and Authorization of Agent
. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

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b..Delegation of Duties
. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
c..Liability of Agent
. None of the Agent-Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or its Subsidiaries.
d..Reliance by Agent
. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including statements of counsel to Borrowers and statements of counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).
e..Notice of Default or Event of Default
. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or

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Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
f..Credit Decision
. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent's or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).
g..Costs and Expenses; Indemnification
. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of

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financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by Parent or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof, except that, if Agent incurs field examination, appraisal and/or valuation fees and charges that exceed the amounts for which Borrowers are obligated to reimburse Agent pursuant to Section 2.10(c) (such excess amounts being referred to as “Excess Costs”), no Event of Default shall have occurred and be continuing at the time Agent incurs such Excess Costs, and Required Lenders have not consented to Agent’s incurrence of such Excess Costs, then Lenders shall not be obligated to pay to Agent such Lender’s ratable share of such Excess Costs. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. Notwithstanding anything to the contrary contained herein, Lenders shall be liable and indemnify Agent-Related Persons only for Indemnified Liabilities and other costs and expenses that relate to or arise from an Agent-Related Person acting as and for Agent (in its capacity as Agent) The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
h..Agent in Individual Capacity
. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

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i..Successor Agent
. Agent may resign as Agent upon thirty (30) days (ten (10) days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Administrative Borrower) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), to appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Administrative Borrower, a successor Agent from among the Lenders, and if no Lender is willing to accept such appointment, then such Person other than Lenders as Agent shall appoint following such consultation with the Lenders and Administrative Borrower. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
j..Lender in Individual Capacity
. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

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k..Collateral Matters.
130.The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), constituting property in which Parent or its Subsidiaries owned no interest at the time Agent’s Lien was granted nor at any time thereafter, or constituting property leased to Parent or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase), and Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle or vehicles and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Administrative Borrower at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s reasonable opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably

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authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.
131.Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by Parent or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.
l..Restrictions on Actions by Lenders; Sharing of Payments.
132.Each of the Lenders agrees that it shall not, without the express written consent of Agent, set off against the Obligations, any amounts owing by such Lender to Parent or its Subsidiaries or any deposit accounts of Parent or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
133.If, at any time or times any Lender shall receive by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
m..Agency for Perfection
. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider

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shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code, or the PPSA, can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
n..Payments by Agent to the Lenders
. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
o..Concerning the Collateral and Related Loan Documents
. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).
p..Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.
By becoming a party to this Agreement, each Lender:
134.is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting Parent or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
135.expressly agrees and acknowledges that Agent does not make any representation or warranty as to the accuracy of any Report, and shall not be liable for any information contained in any Report,
136.expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding Parent and its Subsidiaries and will rely significantly upon Parent’s and its Subsidiaries’ books and records, as well as on representations of each Borrower’s personnel,
137.agrees to keep all Reports and other material, non-public information regarding Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and
138.without limiting the generality of any other indemnification provision contained in this Agreement, agrees: to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying

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Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties obtaining, directly or indirectly, all or part of any Report through the indemnifying Lender.
139.In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent or its Subsidiaries to Agent that has not been contemporaneously provided by Parent or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to any Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
q..Several Obligations; No Liability
. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
r..Lead Arranger and Book Runner.
Each of the Sole Lead Arranger and Sole Lead Book Runner, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as Swing Lender, or as Issuing Lender (as applicable). Without limiting the foregoing, each of the Sole Lead Arranger and Sole Lead Book Runner, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Agent, Swing Lender, Issuing Lender, and each Loan Party acknowledges that it has not relied, and will not rely, on the Sole Lead Arranger or Sole Lead Book Runner in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Sole Lead Arranger and Sole Lead

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Book Runner, in such capacities, shall be entitled to resign at any time by giving notice to Agent and Administrative Borrower.
16.WITHHOLDING TAXES.
a..Payments.
All payments made by any Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes unless any deduction or withholding of Taxes is required under applicable law. If any Taxes are so required to be withheld or deducted under applicable law, Loan Parties agree to withhold and deduct such Taxes and pay the full amount of such Taxes to the relevant tax authority and, to the extent such Taxes are Indemnified Taxes, Loan Parties agree to pay such additional amounts to Lender or Agent as may be necessary so that every payment of all amounts due under this Agreement, any note or any other Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Taxes, will be equal to the amount provided for herein; provided, that Loan Parties shall not be required to increase any such amounts to the extent that the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Each Loan Party will furnish to Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Loan Party or such other evidence as is reasonably satisfactory to Agent. Loan Parties agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, similar charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.
b..Exemptions.
140.If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:
xv.if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and a properly completed and executed IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or Form W-8IMY (with proper attachments);
xvi.if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable);
xvii.if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

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xviii.if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or
xix.a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.
141.Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
142.If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent or Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms or information, as may be required under the laws of such jurisdiction or any administrative practice or policy of any Governmental Authority as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) or information upon the expiration or obsolescence of any previously delivered forms or information and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
143.If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation or information, pursuant to Section 16.2(a) or 16.2(c), if applicable. Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.
144.If a payment made to Agent or any Lender hereunder or under any other Loan Document would be subject to withholding tax imposed by FATCA if Agent or such Lender fails to comply with applicable reporting and other requirements of FATCA, Agent or such Lender shall deliver to Administrative Borrower and Agent, at the time or times prescribed by applicable law or as reasonably requested by Administrative Borrower or Agent, (i) two accurate, complete and signed certifications prescribed by applicable law or reasonably satisfactory to Administrative Borrower and Agent that establish that such payment is exempt from withholding tax imposed by FATCA and (ii) any other documentation reasonably requested by Administrative Borrower or Agent sufficient for Administrative Borrower and Agent to comply with their obligations under FATCA and to determine that Agent or such

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Lender has complied with such applicable reporting and other requirements of FATCA. Solely for purposes of this Section 16.2(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
c..Reductions.
145.If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation or information required by Section 16.2(a) or 16.2(c) are not delivered to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation or information an amount equivalent to the applicable withholding tax.
146.If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form or information was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent or Loan Parties harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent or Loan Parties (or, in the case of a Participant, by the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
d..Refunds
. If Agent or a Lender determines, in its sole discretion, that it has received a refund or reduction in respect of any Indemnified Taxes to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund or reduction to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Indemnified Taxes giving rise to such a refund or reduction), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund or reduction); provided, that Borrowers, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or any Lender hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems

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confidential) to Borrowers or any other Person, except to the extent any confidential information is required to be provided under Section 16.2(a) and 16.2(c).
17.GENERAL PROVISIONS.
a..Effectiveness
. This Agreement shall be binding and deemed effective when executed by each Loan Party, Agent, and each Lender whose signature is provided for on the signature pages hereof.
b..Section Headings
. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
c..Interpretation
. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or the Loan Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
d..Severability of Provisions
. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
e..Bank Product Providers
. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of

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an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Parent or its Subsidiaries may obtain Bank Products from any Bank Product Provider, although neither Parent nor any of its Subsidiaries required to do so. Each Loan Party acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
f..Debtor-Creditor Relationship
. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
g..Counterparts; Electronic Execution
. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
h..Revival and Reinstatement of Obligations; Certain Waivers
. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

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i..Confidentiality.
147.Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent and its Subsidiaries and their Affiliates, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Administrative Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, as may be agreed to in advance in writing by Administrative Borrower, as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Administrative Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Administrative Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Administrative Borrower with prior written notice thereof, and in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
148.Anything in this Agreement to the contrary notwithstanding, Agent and each Lender may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other

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insignia of Parent or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent or such Lender.
149.The Loan Parties hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).
j..Survival
. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.
k..Patriot Act
. Each Lender that is subject to the requirements of the Patriot Act or the PCMLTFA hereby notifies Administrative Borrower that pursuant to the requirements of those Acts, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, if Agent or any Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and each Loan Party agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
l..Integration
. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified

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by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
m..Currency Indemnity
. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the exchange rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of exchange rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Loan Parties will, on the date of receipt by Agent, pay such additional amounts, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Loan Documents in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Loan Parties shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.
n..Administrative Borrower as Agent for Borrowers.
150.Each Loan Party hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Loan Documents from Agent or any Lender or Issuing Lender in the name or on behalf of any Borrower. Agent, Lenders and Issuing Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Loan Party. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.
151.Administrative Borrower hereby accepts the appointment by Loan Parties to act as the agent and attorney-in-fact of Loan Parties pursuant to this Section 17.14. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of the Borrowers, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.
152.Each Loan Party hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent, Lenders and Issuing Lenders

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with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.
153.Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Loan Party by Administrative Borrower shall be deemed for all purposes to have been made by such Loan Party, as the case may be, and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.
154.No resignation or termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Administrative Borrower resigns under this Agreement, Loan Parties shall be entitled to appoint a successor Administrative Borrower (which shall be a Borrower). Upon the acceptance of its appointment as successor Administrative Borrower hereunder, such successor Administrative Borrower shall succeed to all the rights, powers and duties of the retiring Administrative Borrower and the term “Administrative Borrower” shall mean such successor Administrative Borrower and the retiring or terminated Administrative Borrower’s appointment, powers and duties as Administrative Borrower shall be terminated.
o..Amendment and Restatement
. The terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are simultaneously hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded by the terms, conditions agreements, covenants, representations and warranties set forth in this Agreement, and as of the date upon which the conditions of Section 3.1 have been satisfied, neither the Borrowers, Guarantors nor the Agent and Lenders shall be subject to or bound by any of the terms of the Existing Credit Agreement and shall only be subject to or bound by the terms and provisions of this Agreement, except that, nothing herein or in the other Loan Documents shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the “Obligations” existing under (and as defined in) the Existing Credit Agreement (the “Existing Obligations”) or any other obligations, liabilities and indebtedness of the Borrowers or Guarantors evidenced by or arising under the Existing Credit Agreement or impair or adversely affect the continuation of the security interests, liens and other interests in the Collateral heretofore granted, pledged and/or assigned by the Borrowers and Guarantors to Agent pursuant to the Existing Credit Agreement or any other Loan Documents. All Existing Obligations and all other loans, advances and other financial accommodations under the Existing Credit Agreement of Borrowers or Guarantors to Agent and Lenders that are outstanding and unpaid as of the date hereof pursuant to the Existing Credit Agreement or otherwise (including, without limitation, all Existing Obligations now or hereafter arising in connection with the Existing Letters of Credit) shall be deemed Obligations of Borrowers and Guarantors under this Agreement which are secured by Liens in the Collateral pursuant to the terms of this Agreement.
p..Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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155.the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
156.the effects of any Bail-in Action on any such liability, including, if applicable:
xx.a reduction in full or in part or cancellation of any such liability;
xxi.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
xxii.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
q..Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.
BORROWERS

HAMILTON BEACH BRANDS, INC.

By: ___________________
Name: _________________
Title: __________________

CANADIAN BORROWER

HAMILTON BEACH BRANDS CANADA, INC.

By: ___________________
Name: _________________
Title: __________________

AGENT AND LENDERS
[Signature Page to Amended and Restated Credit Agreement - Hamilton Beach]

6305785.9

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By: ___________________
Name: _________________
Title: __________________

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By: ___________________
Name: _________________
Title: __________________

BANK OF AMERICA, N.A., as a Lender

By: ___________________
Name: _________________
Title: __________________

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By: ___________________
Name: _________________
Title: __________________

[Signature Page to Amended and Restated Credit Agreement - Hamilton Beach]

6305785.9

Schedule A-1
to
Credit Agreement
Agent’s Account

Agent’s Account for US Loan Parties:

Wells Fargo Bank, N.A.
420 Montgomery Street
San Francisco, CA
ABA # 121-000-248
Wells Fargo Bank, N.A.
A/C # 37235547964500225
Ref: Hamilton Beach Brands, Inc.

Agent’s Accounts for Canadian Loan Parties:

Canadian Dollar Wire Instructions:

Bank:     TD Canada Trust
Bank Address:     55 King Street West, Toronto, Ontario, Canada M5K 1A2
Transit Number: 10202
Bank Number: 004
Canadian Clearing Code: 000410202
Beneficiary: Wells Fargo Capital Finance Corporation Canada
Beneficiary Account Number: 0690-5388221
Beneficiary Address: 22 Adelaide Street West 22nd Floor, Toronto, ON M5H 4E3 Canada
Ref: Hamilton Beach Brands Canada, Inc.

US Dollar Wire Instructions:

Bank: TD Canada Trust
Bank Address: 55 King Street West, Toronto, Ontario, Canada M5K 1A2
Transit Number: 10202
Bank Number: 004
Canadian Clearing Code: 000410202
Beneficiary: Wells Fargo Capital Finance Corporation Canada
Beneficiary Account Number: 0690-7387637
Beneficiary Address: 22 Adelaide Street West 22nd Floor, Toronto, ON M5H 4E3 Canada
Ref: Hamilton Beach Brands Canada, Inc.

Schedule C-1

6305785.9

to

Credit Agreement

6305785.9

Revolver Commitments

Lender	US Revolver Commitment	Canadian Revolver Commitment
Wells Fargo Bank, National Association	$55,000,000	$-0-
Wells Fargo Capital Finance Corporation Canada	$-0-	$10,000,000
Bank of America, N.A.	$30,000,000	$-0-
Truist Bank	$30,000,000	$-0-
Total	$115,000,000	$10,000,000

6305785.9

Schedule 1-1
to

Credit Agreement
Definitions
As used in the Agreement, the following terms shall have the following definitions:
“Account” means an account (as that term is defined in the Code or the PPSA, as applicable).
“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
“Accounting Changes” means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), or (b) changes in Loan Parties’ method of accounting, as elected by Loan Parties (subject to the provisions of Section 1.2 of the Agreement).
“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by Parent or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness is either purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, was in existence prior to the date of such Permitted Acquisition, and was not incurred in connection with, or in contemplation of, such Permitted Acquisition.
“Acquisition” means the purchase or other acquisition by a Person or its Subsidiaries (each, an “Acquiror”) of all or substantially all of the assets of (or any division or business line of) any other Person (other than a Subsidiary of an Acquiror), or the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person (other than a Subsidiary of an Acquiror).
“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.
“Adjusted Non-Seasonal Rate” means, on any date of determination during the period from December 1 of a given calendar year through and including July 31 of the subsequent calendar year, a percentage equal to the lesser of seventy (70%) percent and the percentage, which when multiplied by Eligible Inventory of the Borrowers, would yield an amount equal to the product of eighty-five (85%) percent multiplied by the Net Orderly Liquidation Value of the finished goods Inventory of Borrowers.
“Adjusted Seasonal Rate” means, on any date of determination during the period August 1 through and including November 30 of each calendar year, a percentage equal to the lesser of seventy-five (75%) percent and the percentage, which when multiplied by Eligible Inventory of the Borrowers, would yield an amount equal to the product of ninety (90%) percent multiplied by the Net Orderly Liquidation Value of the finished goods Inventory of Borrowers.
“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a).

6305785.9	1.1-1

“Administrative Borrower” means Parent, in its capacity as Administrative Borrower on behalf of itself, Borrowers and the other Loan Parties pursuant to Section 17.14 of the Agreement and its successors and assigns in such capacity.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.
“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts and Section 6.10 of the Agreement: any Person which owns directly or indirectly ten (10%) percent or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or ten (10%) percent or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Agent” has the meaning specified therefor in the preamble to the Agreement.
“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
“Agent’s Account” means each of the separate Deposit Accounts of Agent for US Borrowers and for Canadian Borrowers, respectively, identified on Schedule A-1 (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).
“Agent’s Liens” means the Liens granted by Parent or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.
“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.
“Amendment No. 8” shall mean Amendment No. 8 to Amended and Restated Credit Agreement and Joinder, dated as of November 23, 2020, by and among Agent, Lenders and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Amendment No. 8 Effective Date” means the date on which each of the conditions precedent to Amendment No. 8 have been satisfied.
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to

6305785.9	1.1-2

money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Inventory Percentage” means the advance rate established from time to time by Agent in its exercise of its Permitted Discretion. The initial Applicable Inventory Percentage on the Closing Date for Eligible Inventory included in the US Borrowing Base or the Canadian Borrowing Base shall be for the period from December 1 of a given calendar year through and including July 31 of the subsequent calendar year, the Adjusted Non-Seasonal Rate and for the period from August 1 through November 30 in any calendar year, the Adjusted Seasonal Rate. The Applicable Inventory Percentage shall be readjusted periodically by Agent, in its Permitted Discretion, based on each new Inventory Appraisal. The above-mentioned advance rates may not be increased without the consent of all the Lenders; provided, however, that, the foregoing shall not prevent Agent from increasing the advance rates which had been lowered by Agent back to the levels as in effect on the Closing Date or to intermediate levels, but in no event higher than the rates that would be in effect if such rates were determined in accordance with the definitions of Adjusted Non-Seasonal Rate and Adjusted Seasonal Rate, as applicable.
“Applicable Margin” means, as of any date of determination and with respect to each Type of Loan, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability for the most recently completed fiscal quarter:

Level	Average Excess Availability	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to LIBOR Rate Loans, BA Equivalent Loans and Letter of Credit Fees (the “LIBOR Rate Margin”)
I	Greater than or equal to $35,000,000	0%	1.50%
II	Less than $35,000,000 and greater than or equal to $20,000,000	0%	1.75%
III	Less than $20,000,000	0%	2.00%
“Applicable Unused Line Fee Percentage” means, as of any date of determination, 0.25%.
“Application Event” means the occurrence of a failure by Borrowers to repay all of the Obligations in full on the Maturity Date or any earlier date on which the Obligations become due and payable in full pursuant to the terms of the Agreement, or an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.
“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.
“Authorized Person” means any one of the individuals identified on Schedule A-2 to the Agreement, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.
“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $25,000,000, minus (b) the aggregate principal amount of Increases to the US Revolver Commitments previously made pursuant to Section 2.16 of this Agreement.

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“Average Excess Availability” means, with respect to any period, the sum of the aggregate amount of Excess Availability for each Business Day in such period (calculated as of the end of each respective Business Day) divided by the number of Business Days in such period.
“BA Equivalent Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the CDOR Rate.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part 1 of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product” means any one or more of the following financial products or accommodations extended to Parent or its Subsidiaries by a Bank Product Provider: credit cards (including commercial credit cards (including so-called “procurement cards” or “P-cards”)), credit card processing services, debit cards, stored value cards, Cash Management Services, or transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers), except as Agent may otherwise agree, in an amount determined by Agent as reasonably sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).
“Bank Product Obligations” means all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, all Hedge Obligations, and all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries.
“Bank Product Provider” means any Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that other than with respect to Wells Fargo or its Affiliates, no such Person shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Agreement from such Person and with respect to the applicable Bank Product within 10 (ten) days after either the date of this Agreement or the provision of such Bank Product (as applicable) to any Borrower or its Subsidiaries; provided further, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and

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after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.
“Bank Product Provider Agreement” means in the case of a Bank Product Provider other than Wells Fargo or one of its Affiliates, an agreement in substantially the form attached as Exhibit B-2 to the Agreement, in form and substance reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider, Borrower, and Agent, and in the case of Wells Fargo or one of its Affiliates, an agreement between such Bank Product Provider and Agent in form and substance reasonably satisfactory to Agent.
“Bank Product Reserves” means, as of any date of determination, those Reserves that Agent has determined in its Permitted Discretion to establish (based upon the Bank Product Providers’ reasonable determination of the liabilities and obligations of Parent and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding (taking into account any cash collateral then in possession of a Bank Product Provider which secures the Bank Product Obligations owing to such Bank Product Provider); provided, that, no Bank Product Reserves shall be established in respect of Cash Management Services consisting of supply chain financing arrangements.
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Base Rate” means the US Base Rate or the Canadian Prime Rate, as applicable.
“Base Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the US Base Rate or the Canadian Prime Rate.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the LIBOR Rate for United States dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than (i) zero during the period from the Closing Date through and including June 30, 2021, then the Benchmark Replacement shall be deemed to be zero or (ii) 0.25% during the period from and including July 1, 2021 and at all times thereafter, then the Benchmark Replacement shall be deemed to be 0.25%, in each case, for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.

6305785.9	1.1-5

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the LIBOR Rate:
1.in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or
2.in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:
1.a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;
2.a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the Board of Governors of the Federal Reserve System of the United States (or any successor), the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or
3.a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or

6305785.9	1.1-6

the Required Lenders, as applicable, by notice to Administrative Borrower, Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder and under any Loan Document pursuant to Section 2.12(d)(iii).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means a “defined benefit plan” as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA and for which Parent or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six (6) years.
“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“BIA” means the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c. B-3, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.
“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrowers” means the US Borrowers and the Canadian Borrowers and shall extend to all permitted successors and assigns of such Persons.
“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of the Agreement.
“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.
“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.
“Business Day” means with respect to the Canadian Borrowers, any day other than a Saturday, a Sunday, a legal holiday in Charlotte, North Carolina, New York, New York or Toronto, Ontario or a day on which banking institutions located in Charlotte, North Carolina, New York, New York or Toronto, Ontario are authorized by law or other governmental actions to close, with respect to the US Borrowers,

6305785.9	1.1-7

any day other than a Saturday, a Sunday, a legal holiday in Charlotte, North Carolina, or New York, New York or a day on which banking institutions located in Charlotte, North Carolina or New York, New York are authorized by law or other governmental actions to close, and in the case of LIBOR Rate Loans, a Business Day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank Eurodollar market.
“CA US Base Rate Loans” means the Revolving Loans made by the Canadian Revolving Lenders in US Dollars and accruing interest based on the US Base Rate.
“Canadian Availability” means, as of any date of determination, the amount that Canadian Borrowers are entitled to borrow as Canadian Revolving Loans under Section 2.2 of the Agreement (after giving effect to the then outstanding Canadian Revolver Usage).
“Canadian Base Rate Loans” means, collectively, CA US Base Rate Loans and Canadian Prime Rate Loans.
“Canadian Borrowers” means Hamilton Beach Brands Canada Inc., an Ontario corporation; and each other Person organized under the laws of Canada or any province or territory thereof, and resident in Canada, that becomes a Borrower after the Closing Date pursuant to Section 5.11 of the Agreement.
“Canadian Borrowing Base” means, as of any date of determination, a US Dollar amount equal to the result of:
    eighty-five (85%) percent of the amount of Eligible Accounts of Canadian Borrowers, minus the amount, if any, of the Dilution Reserve, plus an amount equal to the Applicable Inventory Percentage of the Value of Eligible Inventory of the Canadian Borrowers, minus the aggregate amount of Reserves, if any, established by Agent under Section 2.2(d) of the Agreement (other than the Dilution Reserve).
“Canadian Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Canadian Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.
“Canadian Dollars” and “C$” each mean the lawful currency of Canada.
“Canadian Indemnified Person” has the meaning specified therefor in Section 10.3(b) of the Agreement.
“Canadian Lender-Related Person” means, with respect to any Canadian Lender, such Canadian Lender, together with such Canadian Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
“Canadian Loan Parties” means the Canadian Borrowers and all of their Canadian Subsidiaries, whether direct or indirect and whether now owned or hereafter acquired, that become party to the Canadian Security Agreement as a “Guarantor” (as defined therein) after the Closing Date-.
“Canadian Obligations” means the Obligations of the Canadian Borrowers.

6305785.9	1.1-8

"Canadian Prime Rate" means, for any day, a rate per annum equal to the greater of the “prime rate” for Canadian Dollar commercial loans made in Canada as reported by Thomson Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page (or any successor page or such other commercially available service or source (including the Canadian Dollar “prime rate” announced by a Schedule I bank under the Bank Act (Canada)) as the Agent may designate from time to time), and the sum of (i) the 1 month/30 day CDOR Rate at such time (which rate shall be calculated based upon an Interest Period of 1 month) and (ii) one (1.00%) percent.
“Canadian Prime Rate Loans” means Revolving Loans made by the Canadian Revolving Lenders in Canadian Dollars and accruing interest based on the Canadian Prime Rate.
“Canadian Revolver Commitment” means, with respect to each Canadian Revolving Lender, its Canadian Revolver Commitment, and, with respect to all Canadian Revolving Lenders, their Canadian Revolver Commitments, in each case as such Dollar amounts are set forth beside such Canadian Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Canadian Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time, including pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement. The Canadian Revolver Commitment is separate from, and not a sublimit of, the US Revolver Commitment.
“Canadian Revolver Usage” means, as of any date of determination, the amount of outstanding Canadian Revolving Loans (inclusive of Swing Loans and Extraordinary Advances to or for the account of Canadian Borrowers or with respect to Canadian Collateral).
“Canadian Revolving Lender” means at any time, each Lender having a Canadian Revolver Commitment or a Canadian Revolving Loan made to Canadian Borrowers owing to it at such time; sometimes referred to herein collectively as “Canadian Revolving Lenders.”
“Canadian Revolving Loans” means the Revolving Loans made by the Canadian Revolving Lenders to the Canadian Borrowers pursuant to Section 2.2.
“Canadian Security Agreement” means the Amended and Restated Guaranty and Security Agreement among Agent and the Canadian Loan Parties, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent.
“Canadian Unused Line Fee” has the meaning specified therefor in Section 2.10(b)(ii) of the Agreement.
“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, expenditures made during such period to consummate one or more Permitted Acquisitions, expenditures made during such period to the extent made with the identifiable proceeds of (i) Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness”, or (ii) any sale or other disposition of fixed assets (so long as, in the case of this clause (ii), such proceeds are applied (or committed to be applied pursuant to a written purchase order or contract) within one year of such sale), capitalized software development costs to the extent such costs are

6305785.9	1.1-9

deducted from net earnings in connection with the calculation of Consolidated EBITDA for such period, interest that relates to the construction of property and that is capitalized during the period of such construction, expenditures during such period that are reimbursed by a third Person (excluding Parent or any of its Affiliates) and (g) expenditures made from insurance proceeds or condemnation awards.
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP, subject to Section 1.2.
“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, subject to Section 1.2.
“Cash Dominion Period” has the meaning specified therefor in the Guaranty and Security Agreement.
“Cash Equivalents” means marketable direct obligations issued by, or unconditionally guaranteed by, the United States or the government of Canada or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one (1) year from the date of acquisition thereof, marketable direct obligations issued or fully guaranteed by any state of the United States or by any province or territory of Canada or any political subdivision of any such state or province or territory or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States, any state thereof or the District of Columbia, or Canada or any province or territory thereof, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, Deposit Accounts maintained with any bank that satisfies the criteria described in clause (d) above, or any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements (including supply chain financing arrangements).
“CDOR Rate” means the average rate per annum as reported on the Reuters Screen CDOR Page (or any successor page or such other page or commercially available service displaying Canadian

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interbank bid rates for Canadian Dollar bankers’ acceptances as the Agent may designate from time to time, or if no such substitute service is available, the rate quoted by a Schedule I bank under the Bank Act (Canada) selected by the Agent at which such bank is offering to purchase Canadian Dollar bankers’ acceptances) as of 10:00 a.m. Eastern (Toronto) time on the date of commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the BA Equivalent Loan requested (whether as an initial BA Equivalent Loan or as a continuation of a BA Equivalent Loan or as a conversion of a Canadian Prime Rate Loan to a BA Equivalent Loan) by Canadian Borrowers in accordance with this Agreement (and, if any such reported rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). Each determination of the CDOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.
“CFC” means a controlled foreign corporation (as that term is defined in the IRC).
“Change of Control” means the occurrence of any of the following events:
(a) any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act) other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated by the Commission under said Act), either directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding Voting Stock of Holdings; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings than such other Person or group of Persons and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings;
(b) individuals who on the Closing Date constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by the Permitted Holders or by a vote of a majority of the directors of Holdings then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office; or
(c) (i) one hundred percent (100%) of the Equity Interests of Parent ceasing to be owned (directly or indirectly) by Holdings, or (ii) one hundred percent (100%) of the Equity Interests of any Borrower other than Parent ceasing to be owned (directly or indirectly) by Parent, in each case other than to the extent permitted by Section 6.3 and 6.4.
“Closing Date” means the date of the making of the initial Revolving Loan (or other extension of credit) under the Agreement.
“Code” means the New York Uniform Commercial Code, as in effect from time to time.
“Collateral” means, collectively, the US Collateral and the Canadian Collateral.
“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, customs broker or other Person in possession of, having a Lien upon, or having rights or interests in Parent’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

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“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).
“Commitment” means with respect to each Lender, its US Revolver Commitment and/or its Canadian Revolver Commitment (as applicable), and, with respect to all Lenders, their US Revolver Commitments and/or their Canadian Revolver Commitments (as applicable).
“Competitor” means any Person which is a direct competitor of Parent or its Subsidiaries if, at the time of a proposed assignment, Agent and the assigning Lender have actual knowledge that such Person is a direct competitor of Parent or its Subsidiaries; provided, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Parent or its Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer of Parent to Agent, which shall include a calculation of the financial covenant(s) set forth in Section 7, whether or not a Compliance Period exists.
“Compliance Period” means any period commencing on the date on which Excess Availability has fallen below $15,000,000.
“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.
“Consolidated Adjusted EBITDA” means, for any applicable period of computation, without duplication, the sum of Consolidated EBITDA for such period, plus nonrecurring items determined by Holdings and acceptable to the Required Lenders for such period, plus [reserved], plus restricted stock awards and retention payments not to exceed $3,000,000 during such period.
“Consolidated Cash Taxes” means, for any applicable period of computation, the aggregate of all income taxes (including, without duplication, franchise and foreign withholding taxes and any state single business unitary or similar tax) of the Consolidated Group determined on a consolidated basis in accordance with applicable law and GAAP applied on a consistent basis for such period, to the extent the same are paid in cash during such period, net of all tax refunds and payments received in cash during such period.
“Consolidated EBITDA” means, for any applicable period of computation, without duplication, the sum of Consolidated Net Income for such period, but excluding therefrom all extraordinary gains and losses determined in accordance with GAAP, plus to the extent deducted in determining Consolidated Net Income for such period, but without duplication, the aggregate amount of depreciation and amortization charges and expenses, aggregate Consolidated Interest Expense for such period, the aggregate amount of all income taxes reflected on the consolidated statements of income of Parent and its Subsidiaries for such period, non-recurring non-cash charges and expenses (including the cumulative effect of any Accounting Changes), net of cash charges for such period relating to non-recurring charges and expenses included in the computation of Consolidated EBITDA for any prior period, accruals for long-term deferred compensation (net of cash payments of deferred compensation accrued in prior periods) and non-cash charges relating to the mark to market provision for, the termination of, or terminated, Hedging Agreements and minus to the extent included in determining Consolidated Net Income for such period, but without duplication, non-recurring non-cash gains (including the cumulative

6305785.9	1.1-12

effect of any Accounting Changes), net of cash received for such period relating to such gains included in the computation of Consolidated EBITDA for any prior period and non-cash income relating to the mark to market provision for, the termination of, or terminated, Hedging Agreements.
“Consolidated Fixed Charges” means, for any applicable period of computation, without duplication, the sum of (a) all Consolidated Interest Expense and other fees and charges associated with Consolidated Funded Debt (including, in the case of any Loan Party, Revolving Loans and Letters of Credit), to the extent paid in cash during the applicable period (other than the amortization of deferred financing fees and expenses included in Consolidated Interest Expense) plus (b) all Consolidated Scheduled Funded Debt Payments for the applicable period plus (c) cash dividends or other distributions paid by the Borrower pursuant to Section 6.7 during the applicable period.
“Consolidated Funded Debt” means, as of the date of determination, all Funded Debt of the Consolidated Group, determined on a consolidated basis in accordance with GAAP.
“Consolidated Group” means Parent and all of its consolidated Subsidiaries whether direct or indirect and whether now owned or hereafter acquired.
“Consolidated Interest Expense” means, for any period, all interest expense of the Consolidated Group for such period, including any termination and settlement payments under Hedging Agreements, net of interest income for such period, all as determined in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income after taxes of the Consolidated Group for such period, as determined in accordance with GAAP.
“Consolidated Parties” means the members of the Consolidated Group, and “Consolidated Party” means any one of them.
“Consolidated Scheduled Funded Debt Payments” means, as of the date of determination, the sum of all scheduled payments of principal on Consolidated Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases or under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product during the applicable period ending on such date).
“Continuing Director” means any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Parent or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
“Controlled Account Agreements” has the meaning specified therefor in the Guaranty and Security Agreement.

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“Conversion Date” has the meaning specified in Section 9.4 of the Agreement.
“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Covered Entity” means any of the following:
i.a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
ii.a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
iii.a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified therefor in Section 17.17 of this Agreement.
“Currency Due” has the meaning specified in Section 17.13 of the Agreement.
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Defaulting Lender” means any Lender that has failed to fund any amounts required to be funded by it under the Agreement within one (1) Business Day of the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), notified the Administrative Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, failed, within one (1) Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement within one (1) Business Day of the date that it is required to do so under the Agreement, becomes or is insolvent or has a parent company that has become or is insolvent or becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“Defaulting Lender Rate” means for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and thereafter, the interest rate then applicable to Loans that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Deposit Account” means any deposit account (as that term is defined in the Code).
“Designated Account” means the respective Deposit Accounts of US Borrowers and the Canadian Borrowers identified on Schedule D-1 to the Agreement (or such other Deposit Account of a US Borrower or a Canadian Borrower located at Designated Account Bank that has been designated as such, in writing, by Administrative Borrower to Agent).
“Designated Account Bank” means each bank at which a Designated Account is maintained (or such other bank that is located within the United States or in Toronto, Ontario, Canada that has been designated as such, in writing, by Administrative Borrower to Agent).
“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar amount of bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by Borrowers’ billings with respect to Accounts during such period.
“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five (5%) percent.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, provides for the scheduled payments of dividends in cash, or is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.
“Dollars” or “$” means United States dollars.
“Early Opt-in Election” means the occurrence of:
1.(i) a determination by Agent or (ii) a notification by the Required Lenders to Agent (with a copy to Administrative Borrower) that the Required Lenders have determined that United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12(d)(iii) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and
2.(i) the election by Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Administrative Borrower and the Lenders or by the Required Lenders of written notice of such election to Agent.
“Earn-Outs” means any portion of the purchase consideration which is payable in respect of any Permitted Acquisition after the closing date for such Permitted Acquisition

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Accounts” means those Accounts created by a Borrower (other than the Wal-Mart Receivables until such time that Agent has determined that (x) the Receivables Purchase Agreements have been terminated and are no longer in force and affect and the Wal-Mart Receivables are no longer subject to their terms and (y) the Receivables Purchaser has released, and the Wal-Mart Receivables are free and clear of, all of its security interests, liens and other interests in and to the Wal-Mart Receivables) in the ordinary course of its business, that arise out of a Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:
1.Accounts that the Account Debtor has failed to pay within ninety (90) days of original invoice date or within sixty (60) days of the original due date or, solely in the case of Extended Term Accounts, within one hundred twenty (120) days of the original invoice date or thirty (30) days of the original due date, provided, that, Extended Term Accounts shall be included as Eligible Accounts in a face amount not to exceed in the aggregate $3,000,000 for the period from February 1 through August 31 in any calendar year, and $6,000,000 for the period from September 1 through January 31 in any calendar year.
2.Accounts owed by an Account Debtor (or its Affiliates) where fifty (50%) percent or more of all Accounts, exclusive of Extended Term Accounts, owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
3.Accounts with respect to which the Account Debtor is an Affiliate of a Borrower or an employee or agent of a Borrower or any Affiliate of a Borrower,
4.Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
5.Accounts that are not payable in Dollars or Canadian Dollars,

6305785.9	1.1-16

6.Accounts with respect to which the Account Debtor either does not maintain its chief executive office in the United States or Canada, or is not organized under the laws of the United States or any state thereof or Canada or any province or territory thereof, or is the government of any foreign country or sovereign state, or of any state, province or territory, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,
7.Accounts with respect to which the Account Debtor is either the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or any state of the United States, or the Account Debtor is the government of Canada or any department, agency or instrumentality thereof to which Part VII of the Financial Administration Act (Canada) applies, or the government of a province or territory of Canada (or any department, agency or instrumentality thereof) in which legislation is in force which limits or restricts the assignment of Crown debts, unless the applicable Borrower has complied with the provisions of such Part (or such legislation, as the case may be) in respect of the assignment of such Account to Agent; except that, Accounts that would otherwise be excluded from Eligible Accounts pursuant to this clause (g) shall, in an aggregate face amount that does not at any time exceed $3,000,000, nonetheless be deemed and constitute Eligible Accounts,
8.Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, but only to the extent of such claim, right, recoupment or setoff, or dispute,
9.Accounts with respect to an Account Debtor (excluding Amazon, Wal-Mart and Target, so long as Target maintains a Minimum Rating (as defined below), but expressly including Target at any time that Target fails to maintain a Minimum Rating) whose total obligations owing to Borrowers exceed twenty (20%) percent (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, provided, that, Eligible Accounts owing by Wal-Mart and Target (so long as Target maintains a Minimum Rating) shall not be subject to such percentage limitation, Eligible Accounts owing by Amazon whose total obligations owing to Borrowers exceed thirty (30%) percent of all Eligible Accounts shall not be considered Eligible Accounts (such percentage being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of Amazon deteriorates), and the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit. For the purposes of this clause (i), “Minimum Rating” means, with respect to Target, a rating of “Baa3” or better from Moody’s Investor Services or a rating of “BBB-” or better from S&P,
10.Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

6305785.9	1.1-17

11.Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,
12.Accounts that are not subject to a valid and perfected first priority Agent’s Lien (subject to Permitted Liens),
13.Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or the services giving rise to such Account have not been performed and billed to the Account Debtor,
14.Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
15.Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrowers of the subject contract for goods or services,
16.Accounts if the sale of goods or the rendition of services giving rise to such Accounts is supported by a performance bond, surety bond or similar instrument, unless the issuer of such bond or instrument shall have waived any rights or interests in and to the Collateral pursuant to an agreement in form and substance reasonably satisfactory to Agent, or
17.Accounts owned by a target acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).
“Eligible In-Transit Inventory” means, as to any Borrower, those items of Inventory of such Borrower that do not qualify as Eligible Inventory solely because they are not in a location set forth on Schedule 4-24 or in transit among such locations and such Borrower does not have actual and exclusive possession thereof, but as to which,
1.such Inventory currently is in transit (whether by vessel, air, or land) from a location outside of the continental United States to a location set forth on Schedule 4-24,
2.title to such Inventory has passed to such Borrower,
3.such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion,
4.such Inventory either
(1)    is the subject of a negotiable bill of lading governed by the laws of a state within the United States (x) that is consigned to Agent or one of its agents (either directly or by means of endorsements), (y) that was issued by the carrier respecting the subject Inventory, and (z) that either is (I) in the possession of Agent or a customs broker (in each case in the continental United States or Canada) that has executed and delivered a Collateral Access Agreement, or (II) the subject of a telefacsimile copy that Agent has received from the Underlying Issuer which issued the applicable Underlying Letter of Credit and as to which Agent also has received a confirmation from such Underlying Issuer that such document is

6305785.9	1.1-18

in-transit by air-courier to Agent or a customs broker (in each case, in the continental United States or Canada) that has executed and delivered a Collateral Access Agreement, or
(2) is the subject of a negotiable cargo receipt governed by the laws of a state within the United States or Canadian federal laws or the laws or any province or territory thereof and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of, a consolidator or Agent, or their respective agents) and such negotiable cargo receipt is (x) consigned to Agent or one of its agents (either directly or by means of endorsements), (y) that was issued by a consolidator respecting the subject Inventory, (z) that either is (I) in the possession of Agent or a customs broker (in each case in the continental United States or Canada) that has executed and delivered a Collateral Access Agreement, or (II) the subject of a telefacsimile copy that Agent has received from the Underlying Issuer which issued the applicable Underlying Letter of Credit and as to which Agent also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Agent or a customs broker (in each case, in the continental United States or Canada) that has executed and delivered a Collateral Access Agreement, and
5.such Borrower has provided a certificate to Agent that certifies that, to the best knowledge of such Borrower, such Inventory meets all of such Borrower’s representations and warranties contained in the Loan Documents concerning Eligible In-Transit Inventory, that it knows of no reason why such Inventory would not be accepted by such Borrower when it arrives in the continental United States or Canada and that the shipment as evidenced by the documents conforms to the related order documents.
“Eligible Inventory” means Inventory of Borrowers consisting of finished goods and Recertified Finished Goods (as defined below) held for resale in the ordinary course of Borrowers’ business that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date. For the purposes of this definition, “Recertified Finished Goods” means finished goods Inventory that has been returned to Borrowers and that has undergone a recertification process for resale (which process may include, among other things, re-packaging and/or replacement or addition of a component part of such returned Inventory). In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:
1.a Borrower does not have good, valid, and marketable title thereto,
2.a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),
3.it is not located at one of the locations in the continental United States or Canada set forth on Schedule 4-24 to the Agreement (or in-transit from one such location to another such location), unless such Inventory is either Eligible In-Transit Inventory, or in the case of Inventory of a US Borrower, has been consigned by such US Borrower to a Canadian Borrower and is in the possession of such Canadian Borrower and stored on property set forth on Schedule 4-24 to the Agreement, provided, that such US Borrower retains good, valid and marketable title thereto, Agent will have a first priority, perfected

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security interest therein and such consignment arrangement has been documented in a manner reasonably satisfactory to Agent,
4.it is in-transit to or from a location of a Borrower (other than in-transit from one location set forth on Schedule 4-24 to the Agreement to another location set forth on Schedule 4-24 to the Agreement),
5.it is located on real property leased by a Loan Party or in a contract warehouse or in the possession or control of a third party, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor, warehouseman or other third party, as the case may be, or (ii) Agent has established a Landlord Reserve in respect thereof, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,
6.it is the subject of a bill of lading or other document of title, unless it is otherwise Eligible In-Transit Inventory,
7.it is not subject to a valid and perfected first priority Agent’s Lien,
8.it consists of goods returned or rejected by Borrowers’ customers,
9.it consists of goods that are obsolete or slow moving, restrictive or custom items, raw materials, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers’ business, bill and hold goods, defective goods, “seconds” (other than Recertified Finished Goods) or Inventory acquired on consignment,
10.it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or
11.it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).
“Eligible Trademarks” means those registered trademarks owned by the Borrowers, free and clear of any Liens and adverse claims, and listed on Schedule 1.1A hereto (as such schedule may be updated from time to time if Agent, in its sole discretion, provides written consent thereof).
“Eligible Trademarks Amount” means an amount equal to the lesser of (a) twenty-five (25%) percent of the most recent appraised fair market value of the Eligible Trademarks based on a written appraisal and performed by an appraiser reasonably acceptable to Agent and reviewed and accepted by Agent and (b) $20,000,000.
“Eligible Transferee” means any Lender or Affiliate or Subsidiary of a Lender (other than a Defaulting Lender), any other commercial bank, financial institution, institutional lender or “accredited investor” (as defined in Regulation D of the Securities and Exchange Commission) with a net worth of at least $2,000,000,000; and during the continuation of an Event of Default, any other Person approved by Agent; provided, that, no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Transferee.
“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is sponsored or maintained by any Loan Party for employees of any Loan Party or any

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ERISA Affiliate, that has at any time within the preceding six (6) years been sponsored or maintained by any Loan Party for the employees of any Loan Party or any current or former ERISA Affiliate, to which any Loan Party makes contributions or is required to make contributions, to which any Loan Party has made or has been required to make contributions at any time within the preceding six (6) years or to which any Loan Party has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, from adjoining properties or businesses, or from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.
“Environmental Law” means any applicable U.S. federal, state, Canadian federal, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
“Equipment” means equipment (as that term is defined in the Code).
“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
“ERISA Affiliate” means any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(b), any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(c), solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under IRC Section 414(m), or solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to

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ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or its Subsidiaries under IRC Section 414(o).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.
“Excess Availability” means, on any date of determination, the sum of US Availability and Canadian Availability.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Exchange Rate” means on any date, as determined by the Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for US Dollars at approximately 11:00 a.m., local time, on such date; provided, that if, for any reason, no such spot rate is being quoted, the spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as may be reasonably selected by the Agent, or, in the event no such service is available, such spot selling rate shall instead be the rate reasonably determined by the Agent as the spot rate of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11:00 a.m., local time, on the applicable date for the purchase of the relevant currency for delivery two (2) Business Days later.
“Excluded Property” has the meaning specified therefor in the Guaranty and Security Agreement.
“Excluded Subsidiary” means (other than any Canadian Borrower) (a) any CFC, (b) any Subsidiary that is disregarded for federal income tax purposes and owns all of the shares of Equity Interests of any CFC and (c) any Subsidiary of any of the foregoing.
“Excluded Taxes” means any tax imposed on or measured by, in whole or in part, the revenue, net income, net profits, net assets, capital or net worth (including any branch profits taxes and franchise taxes) of any Lender, Agent under the Income Tax Act (Canada) (“ITA”) or any Participant, in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender, Agent or such Participant is organized in which such Lender’s or such Participant’s principal office or branch is located, in which such Lender, Agent or such Participant is doing business, including, for the avoidance of doubt, branch profits taxes and branch interest taxes (other than as a result of entering into any Loan Document or taking any action contemplated thereunder), in which it has a present or former connection other than as a result of the Loan Documents or taking any action contemplated thereunder or in the case of any Foreign Lender, in which its applicable Lending Office is located, in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of the Agreement, any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, in the case of a Foreign Lender, any United States federal withholding taxes or Canadian federal withholding taxes under the ITA imposed on amounts payable to such Foreign Lender as a result of such Foreign Lender’s failure to comply with FATCA to establish a complete exemption from withholding thereunder, any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based

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upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), any Canadian federal withholding taxes imposed as a result of any Canadian Lender not dealing at arm’s length with a Canadian Borrower within the meaning of the ITA, and any United States federal withholding taxes imposed under FATCA, except that Taxes shall include any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.
“Existing Credit Agreement” means the Credit Agreement, dated as of December 17, 2002, by and among Parent and Hamilton Brands Canada, as Borrowers thereunder and as defined therein, Wells Fargo (as successor by merger to Wachovia Bank, National Association), as agent for the financial institutions party thereto as “Lenders” and the Lenders party thereto, as amended, supplemented, amended and restated, or otherwise modified, together with all agreements, documents and instruments entered into in connection therewith.
“Existing Letters of Credit” means those letters of credit which are issued by Wells Fargo and are described on Schedule E-2 to the Agreement.
“Extended Term Accounts” means Accounts created by a Borrower the invoice for which provides that payment is due more than sixty (60) days from the date of the original invoice but not more than one hundred-twenty (120) days from the date of the original invoice and which are not more than thirty (30) days delinquent after the original payment due date therefor.
“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of the Agreement.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Fee Letter” means that certain fee letter, dated as of even date with the Agreement, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

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“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fixed Charge Coverage Ratio” means, as of the date of determination, the ratio of Consolidated Adjusted EBITDA less Unfinanced Capital Expenditures less Consolidated Cash Taxes to total Consolidated Fixed Charges.
“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.
“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date herewith, in form and substance reasonably satisfactory to Agent, executed and delivered by each Borrower and Agent.
“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).
“Funded Debt” means, with respect to any Person, without duplication, all obligations of such Person for borrowed money, all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, the principal portion of all obligations of such Person under Capital Leases, the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), all preferred Equity Interests issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date prior to one hundred eighty (180) days following the Maturity Date, the principal portion of all obligations of such Person under off-balance sheet financing arrangements (including synthetic leases but excluding true operating leases), all Indebtedness of another Person of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clauses (a) through (h) above of another Person and Indebtedness of the type referred to in clauses (a) through (h) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto. For the avoidance of doubt, obligations owing by any Borrower to any of its Inventory vendors pursuant to Inventory sales invoices rendered to such Borrower by such vendors, which invoices are purchased by Wells Fargo or another financial institution from any such vendors in connection with a Qualified Supply Chain Finance Program, shall not be considered “Funded Debt”.
“Funding Date” means the date on which a Borrowing occurs.
“Funding Losses” has the meaning specified therefor in Section 2.12(f) of the Agreement.

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“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
“Governmental Authority” means any federal, state, provincial, territorial, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
“Guarantor” means, collectively, (a) Parent and each US Subsidiary of Parent that becomes party to the Agreement after the Closing Date, and (b) each other “Guarantor” that becomes party to (and as defined in ) the Guaranty and Security Agreement after the Closing Date.
“Guaranty and Security Agreement” means the Amended and Restated Guaranty and Security Agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each US Loan Party to Agent.
“Hazardous Materials” means substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, any flammable substances or explosives or any radioactive materials, and asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of Parent or its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.
“Hedge Provider” means any Lender or Wells Fargo or any of its Affiliates that is a counterparty to a Hedge Agreement entered into with the Parent or any of its Subsidiaries.
“HBBHC” means Hamilton Beach Brands Holding Company, a Delaware corporation.
“Holdings” means Hamilton Beach, Inc., a Delaware corporation.
“Immaterial Subsidiary” means each Subsidiary of a Loan Party that is not a Material Subsidiary.
“Increase” has the meaning specified therefor in Section 2.16.
“Increase Date” has the meaning specified therefor in Section 2.16.

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“Increase Joinder” has the meaning specified therefor in Section 2.16.
“Indebtedness” as to any Person means all obligations of such Person for borrowed money, all obligations of such Person evidenced by bonds (other than surety or similar bonds), debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, all obligations of such Person as a lessee under Capital Leases, all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices, earnouts or similar obligations owing in connection with Permitted Acquisitions unless and until such amounts are earned, and for the avoidance of doubt, royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) which would appear as liabilities on the balance sheet of such Person, all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), any Disqualified Equity Interests of such Person, and any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of if applicable, the limited amount of such obligations, and if applicable, the fair market value of such assets securing such obligation.
“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.
“Indemnified Person” means either a US Indemnified Person or a Canadian Indemnified Person (as the case may be).
“Indemnified Taxes” means, any Taxes other than Excluded Taxes.
“Ineligible Institution” means the Persons identified in writing to Agent by Borrower on or prior to the Closing Date, which list of Persons is consented to in writing by Agent (such consent not to be unreasonably withheld or delayed).
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the CAA or the BIA or under any other provincial, state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intellectual Property” means, as to each Loan Party, such Loan Party’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and servicemark applications (other than intent-to-use applications), and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and

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Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Loan Party’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.
“Intercompany Subordination Agreement” means an intercompany subordinated note executed and delivered by each of the Loan Parties and the other parties thereto, the form and substance of which is reasonably satisfactory to Agent.
“Interest Expense” means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Interest Period” means, with respect to each LIBOR Rate Loan or BA Equivalent Loan, a period, as selected by the Administrative Borrower on behalf of the applicable Borrower, commencing on the date of the making of such Loan (or the continuation of a LIBOR Rate Loan or BA Equivalent Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan or the conversion of a Canadian Prime Rate Loan into a BA Equivalent Loan) and ending one (1), two (2), three (3) or six (6) months thereafter; provided, that, in each case, interest shall accrue at the applicable rate based upon the LIBOR Rate or CDOR Rate, as applicable, from and including the first (1st) day of each Interest Period to, but excluding, the day on which any Interest Period expires, any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one (1), two (2) or three (3) months after the date on which the Interest Period began, as applicable, and Borrowers may not elect an Interest Period which will end after the Maturity Date.
“Inventory” means inventory (as that term is defined in the Code).
“Inventory Appraisal” means an appraisal of the Inventory performed by an appraiser selected by Agent, in form and substance reasonably satisfactory to Agent (which appraisal must expressly permit the Agent to rely thereon).
“Inventory Reserves” means, as of any date of determination, Landlord Reserves, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c) and Section 2.2(d), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory or the Maximum Revolver Amount, and with respect to Eligible In-Transit Inventory, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c) and Section 2.2(d), to establish and maintain with respect to Eligible In-Transit Inventory or the Maximum Revolver Amount for the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs

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associated with the acquisition of such Eligible In-Transit Inventory, plus for the estimated reclamation claims of unpaid sellers of such Eligible In-Transit Inventory.
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.
“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Lender or Underlying Issuer and relating to such Letter of Credit.
“Issuing Lender” means Wells Fargo or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement and Issuing Lender shall be a Lender.
“Judgment Currency” has the meaning specified in Section 17.13 of the Agreement.
“Landlord Reserve” means, as to each location at which a Borrower has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to the greater of the number of months rent for which the landlord will have, under applicable law, a Lien in priority to the Agent’s Lien in the Inventory of Borrower to secure the payment of rent or other amounts under the lease relative to such location, or three (3) months rent under the lease relative to such location.
“Lender” means each of the US Revolving Lenders and Canadian Revolving Lenders, shall include Issuing Lender and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement, and “Lenders” means each of the Lenders or any one or more of them.
“Lender Group” means each of the Lenders (including Issuing Lender and the Swing Lender) and Agent, or any one or more of them.
“Lender Group Expenses” means all reasonable and documented costs or expenses (including taxes and insurance premiums) required to be paid by Parent or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with

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Parent or its Subsidiaries under any of the Loan Documents, including, fees or charges for background checks, OFAC/PEP searches, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, Agent's customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of the Agreement, Agent’s and the Lender Group’s reasonable and documented costs and expenses (including reasonable and documented attorneys fees and expenses of (i) one primary outside counsel to Agent, (ii) one primary outside counsel to the Lender Group (and in the case of a conflict of interest, additional counsel as appropriate)), and (iii) one outside counsel to any Lender solely in connection with such Lender’s response to any subpoena served on such Lender, in each of the foregoing cases, relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with Parent or any of its Subsidiaries, Agent’s reasonable and documented costs and expenses (including reasonable documented attorneys fees and due diligence expenses of one primary outside counsel to Agent and one primary outside counsel to the Lender Group (and in the case of a conflict of interest, additional counsel as appropriate)) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable and documented costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral, and the documented fees, charges, commissions and costs provided for in Section 2.11(j) of the Agreement (including any fronting fees) and all other documented fees, charges, commissions, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time charged by the Underlying Issuer or incurred or charged by Issuing Lender in respect of Letters of Credit and out-of-pocket fees, costs, and expenses charged by the Underlying Issuer or incurred or charged by Issuing Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.
“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

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“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Lender or a letter of credit (as that term is defined in the Code) issued by Underlying Issuer, as the context requires.
“Letter of Credit Collateralization” means either providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit Fees and all fees, charges and commissions provided for in Section 2.11(j) of the Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to one hundred three (103%) percent of the then existing Letter of Credit Usage, delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Lender, terminating all of such beneficiaries’ rights under the Letters of Credit, or providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to one hundred three (103%) percent of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
“Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit.
“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage on such date.
“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.
“Letter of Credit Usage” means, as of the date of determination, the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of US Borrowers.
“LIBOR/CDOR Notice” means a written notice in the form of Exhibit L-1.
“LIBOR Rate” means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by any Borrower (or Administrative Borrower on behalf of such Borrower) in accordance with the Agreement (and, if any such published rate is below (i) zero during the period from the Closing Date through and including June 30, 2021, then the LIBOR Rate shall be deemed to be zero or (ii) 0.25% during the period from and including July 1, 2021 and at all times thereafter, then the LIBOR Rate shall be deemed to be 0.25%). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.
“LIBOR Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the LIBOR Rate.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature

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whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Loan” means any Revolving Loan, Swing Loan, or Extraordinary Advance made (or to be made) hereunder.
“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.
“Loan Documents” means the Agreement, the Control Agreements, the Controlled Account Agreements, any Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreements, the Canadian Security Agreement any Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Mortgages, any Patent Security Agreement, any Trademark Security Agreement, any note or notes executed by a Borrower in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by Parent or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.
“Loan Parties” means the Canadian Loan Parties and the US Loan Parties and “Loan Party” means any of them.
“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve system as in effect from time to time.
“Material Adverse Effect” means a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of Parent and its Subsidiaries, taken as a whole, a material impairment of Parent’s and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral as a result of an action or failure to act on the part of Parent or its Subsidiaries.
“Material Contract” means any written contract or other arrangement to which any Borrower or any of its Subsidiaries is a party as to which the breach, nonperformance, termination, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means June 30, 2025.
“Material Subsidiary” means (a) each Borrower, and (b) each Subsidiary of a Loan Party that (i) owns at least 2.50% of the consolidated total assets of the Loan Parties and their Subsidiaries, (ii) generates at least 2.50% of the consolidated revenues of the Loan Parties and their Subsidiaries, (iii) is the owner of Equity Interests of any Subsidiary of a Loan Party that otherwise constitutes a Material Subsidiary, or (iv) is part of any group comprising Subsidiaries of a Loan Party that each would not have been a Material Subsidiary under clauses (i), (ii), or (iii) but that, taken together, had revenues or total assets in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Loan Parties and their Subsidiaries.

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“Maximum Canadian Revolver Amount” means $10,000,000, or its equivalent as determined from time to time in Canadian Dollars, decreased by the amount of reductions in the Canadian Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.
“Maximum Revolver Amount” means the sum of the Maximum Canadian Revolver Amount and the Maximum US Revolver Amount.
“Maximum US Revolver Amount” means $115,000,000, decreased by the amount of reductions in the US Revolver Commitments made in accordance with Section 2.4(c) of the Agreement and increased by the amount of any Increase made in accordance with Section 2.16 of this Agreement.
“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.
“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Parent or its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.
“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) of ERISA that is a defined benefit plan (as defined in Section 3(35) of ERISA) with respect to which any Loan Party, any of their Subsidiaries, or any of their ERISA Affiliates has an obligation to contribute or otherwise has any liability.
“Net Orderly Liquidation Value” means the appraised orderly liquidation value of Eligible Inventory, net of all costs, fees and expenses of such liquidation as determined from time to time pursuant to an Inventory Appraisal.
“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent Inventory Appraisal.
“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
“Obligations” means all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts

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that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by any Borrower or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of an Underlying Letters of Credit, and all Bank Product Obligations. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay the principal of the Revolving Loans, interest accrued on the Revolving Loans, the amount necessary to reimburse Issuing Lender for amounts paid or payable pursuant to Letters of Credit or Reimbursement Undertakings and the amount necessary to reimburse Underlying Issuer for amounts paid or payable pursuant to Letters of Credit, Letter of Credit commissions, charges, expenses, and fees, Lender Group Expenses, fees payable under the Agreement or any of the other Loan Documents, and indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.
“Overadvance” means, as of any date of determination, that the US Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11, the Canadian Revolver Usage is greater than any of the limitations set forth in Section 2.2, or Revolver Usage is greater than the Total Borrowing Base.
“Parent” has the meaning specified therefor in the preamble to the Agreement.
“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.
“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.
“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“PCMLTFA” has the meaning specified thereafter in Section 4.13 of the Agreement.
“Permitted Acquisition” means any Acquisition so long as:
1.as of the date of any such Acquisition and after giving effect thereto, no Default or Event of Default shall exist and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition has been approved by the board of directors or other individuals having equivalent fiduciary duties and authority of the Person whose Equity or assets is (are) being acquired,
2.no Indebtedness will be incurred, assumed, or would exist with respect to Parent or its Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clauses (f), (g) or (m) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed, or would exist

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with respect to the assets of Parent or its Subsidiaries as a result of such Acquisition other than Permitted Liens,
3.Administrative Borrower has provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one (1) year period following the date of the proposed Acquisition, on a quarter by quarter basis, in form reasonably satisfactory to Agent,
4.Borrowers shall have Excess Availability in an amount equal to or greater than $25,000,000 immediately after giving effect to the consummation of the proposed Acquisition,
5.[Reserved],
6.Administrative Borrower has provided Agent with written notice of the proposed Acquisition at least fifteen (15) Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than five (5) Business Days prior to the anticipated closing date of the proposed Acquisition (or such lesser prior notice as Agent shall agree to in writing in the case of either of the foregoing notice periods), copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent,
7.the assets being acquired (other than a de minimis amount of assets in relation to Parent’s and its Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries or a business permitted to be engaged in by the Borrowers and their Subsidiaries pursuant to the terms of the Agreement,
8.[Reserved],
9.the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, such Borrower or the applicable Loan Party shall have complied with Section 5.11 or 5.12 of the Agreement, as applicable, and
10. the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including all deferred payment obligations incurred in connection therewith) shall not exceed an amount equal to: (i) such amounts as Parent shall determine, so long as (A) for the thirty (30) days immediately preceding the date of any such Permitted Acquisition and after giving effect thereto, Borrowers have Excess Availability of not less than $25,000,000, and (B) no Default or Event of Default shall have occurred or be continuing on the date of any such Permitted Acquisitions and after giving effect thereto; plus (ii) the aggregate amount of net cash proceeds from the sale or issuance by Parent, or its direct or indirect parent, of Qualified Equity Interests to the extent permitted by the Agreement and that are used to pay the purchase consideration payable in connection with a Permitted Acquisition.
“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Dispositions” means:

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1.sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business (not to exceed in the aggregate in any fiscal year assets with a net book value of $2,500,000),
2.sales of Inventory in the ordinary course of business,
3.the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,
4.[reserved],
5.the granting of Permitted Liens,
6.the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
7.any involuntary loss, damage or destruction of property,
8.any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
9.the leasing or subleasing of assets of Parent or its Subsidiaries in the ordinary course of business,
10.the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent,
11.    the lapse of registered patents, trademarks, copyrights and other Intellectual Property of Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or the abandonment of patents, trademarks, copyrights, or other Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), with respect to copyrights, such copyrights are not material revenue generating copyrights, and such lapse is not materially adverse to the interests of the Lender Group,
12.the grant of a nonexclusive license of any Intellectual Property owned by Parent and its Subsidiaries in the ordinary course of business consistent with past practice,
13.the making of Restricted Payments that are expressly permitted to be made pursuant to the Agreement,
14.the making of Permitted Investments,
15. sales, leases, assignments, transfers and other dispositions among the US Loan Parties, sales, leases, assignments, transfers and other dispositions among the Canadian Loan Parties, sales, leases, assignments, transfers and other dispositions among the Consolidated Parties (other than the Loan Parties), sales, leases, assignments, transfers and other dispositions from the Consolidated Parties (other than the Loan Parties) to the Loan Parties, sales, leases, assignments, transfers and other dispositions from the US Loan Parties to the Canadian Loan Parties made while no Event of Default exists and in an aggregate amount not to exceed $5,000,000 (which $5,000,000 limitation shall include loans to the Canadian Loan Parties constituting Permitted Intercompany Advances under clause (B) of the proviso

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thereof) (provided that the foregoing limitation shall not restrict any sales, consignments and other transfers of Inventory from the US Loan Parties to the Canadian Loan Parties in the ordinary course of business), and sales, leases, assignments, transfers and other dispositions from the Canadian Loan Parties to the US Loan Parties not to exceed $15,000,000 (which $15,000,000 limitation shall include loans to the US Loan Parties constituting Permitted Intercompany Advances under clause (A) of the proviso thereof) (provided that the foregoing limitation shall not restrict any sales, consignments and other transfers of Inventory from the Canadian Loan Parties to the US Loan Parties in the ordinary course of business); provided, that, if such transaction constitutes an Investment, such transaction is permitted under Section 6.9 of the Agreement and to the extent of any security interests and lien of Agent with respect to such property prior to its sale or other disposition, the security interest and lien of Agent on such property shall continue in all respects and shall not be deemed released or terminated as a result of such sale or other disposition and Borrowers and Guarantors shall execute and deliver such agreements, documents and instruments as Agent may request with respect thereto;
16.the sale of Investments under items (a) and (b) of the definition of Permitted Investments,
17.dispositions of assets acquired by Parent and its Subsidiaries pursuant to a Permitted Acquisition consummated within twelve (12) months of the date of the proposed disposition so long as the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, the assets to be so disposed are not necessary or economically desirable in connection with the business of Parent and its Subsidiaries, the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition and no Event of Default shall have occurred and be continuing or would result therefrom,
18.sales or dispositions of assets (other than Accounts, Inventory or Equity Interests of Subsidiaries of Parent) not otherwise permitted in clauses (a) through (q) above so long as (i) made at fair market value and the aggregate fair market value of all assets disposed of in fiscal year (including the proposed disposition) would not exceed $5,000,000 and (ii) no Event of Default has occurred and is continuing or would result therefrom,
19.sales, leases, assignments, transfers and other dispositions of any property not located in the United States or Canada by any Excluded Subsidiary,
20.the disposition by Parent or any Subsidiary of any Equity Interests of any Excluded Subsidiary so long as the net proceeds of such disposition (after payment of fees, expenses, costs and taxes related thereto) are paid to Parent or such Subsidiary,
21.sales, leases, assignments, transfers and other dispositions approved by the Required Lenders,
22.the termination of any Hedge Agreement, and
23.sales of Wal-Mart Receivables by Parent to Receivables Purchaser in accordance with the terms and conditions of the Receivables Purchase Agreements (as in effect on December 23, 2015) so long as the following terms and conditions are satisfied as determined by Agent: (i) the sale or transfer of the Wal-Mart Receivables to Receivables Purchaser shall be without any recourse, offset or claim of any kind or nature to or against Borrowers, Agent or Lenders; (ii) Agent shall have received, in form and substance satisfactory to Agent, (A) a true, correct and complete copy of all of the Receivables Purchase Agreements, duly authorized, executed and delivered by Receivables Purchaser and Parent and (B) the Wal-Mart Intercreditor Agreement, duly authorized, executed and delivered by Receivables Purchaser

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and Parent; (iii) further sales of the Wal-Mart Receivables will cease upon a written notice by Agent to Parent of a Default or Event of Default; (iv) Parent shall not, directly or indirectly, amend, modify, alter or change any terms of the Receivables Purchase Agreements to the extent prohibited by the Wal-Mart Intercreditor Agreement or otherwise in a manner adverse to Agent and the Lenders; and (v) Parent shall furnish to Lender all non-ordinary course notices or demands (if any) in connection with the arrangements made pursuant to the Receivables Purchase Agreements either received by Parent or any Guarantor or on its or their behalf, promptly after receipt thereof, or sent by Parent or any other Borrower or Guarantor of its affiliates or on its or their behalf, concurrently with the sending thereof, as the case may be.
“Permitted Dividends” means Restricted Payments consisting of any cash dividend or other cash payment or distribution by Parent:
1.to Holdings, in such amounts as Parent shall determine, so long as (A) for the thirty (30) days immediately preceding the date of any such Restricted Payment and after giving effect thereto, Borrowers have Average Excess Availability of not less than $25,000,000, and (B) no Default or Event of Default shall have occurred or be continuing on the date of any such Restricted Payment and after giving effect thereto; provided, that, Parent may make Restricted Payments in an amount not to exceed $6,000,000 in any calendar year if (1) for the thirty (30) days immediately preceding the date of any such Restricted Payment and after giving effect thereto, Borrowers have Average Excess Availability of less than $25,000,000 and equal to or greater than $15,000,000 and (2) no Default or Event of Default shall have occurred or be continuing on the date of any such Restricted Payment and after giving effect thereto;
2.to Holdings or HBBHC consistent with past practices to pay franchise taxes and other amounts allocable to Parent and its Subsidiaries required by Holdings or HBBHC to maintain its corporate existence, to pay HBBHC fees, determined on an arm’s length basis, for services provided by HBBHC in the ordinary course of business to Parent and its Subsidiaries, and to reimburse HBBHC for the payment of amounts relating to travel and entertainment expenses and legal, consulting, software, accounting and other similar services provided by third parties on Parent’s or any of its Subsidiaries’ behalf in the ordinary course of its business, and
3.to Holdings or HBBHC consistent with past practices to pay for all operating and overhead expenses of Holdings or HBBHC allocable to Parent and its Subsidiaries (including, without limitation, salaries and other compensation of employees, and directors’ fees and expenses) incurred by Holdings or HBBHC in the ordinary course of its business.
“Permitted Holder” means, collectively, the parties to the Stockholders’ Agreement, dated as of September 29, 2017, as amended from time to time, by and among the Participating Stockholders (as defined therein as in effect on September 29, 2017) and Hamilton Beach Brands Holding Company, on its own behalf and as Depository (as defined therein).
“Permitted Indebtedness” means:
1.Indebtedness evidenced by the Agreement or the other Loan Documents, as well as Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,
2.Indebtedness set forth on Schedule 4.14 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness,
3.Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

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4.endorsement of instruments or other payment items for deposit,
5.Indebtedness consisting of unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; unsecured guarantees and other contingent liabilities arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and unsecured guarantees with respect to Indebtedness of Loan Parties to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,
6.unsecured Indebtedness (and any Refinancing Indebtedness in respect thereto) of Parent that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as no Event of Default has occurred and is continuing or would result therefrom, such unsecured Indebtedness is not incurred for working capital purposes, such unsecured Indebtedness does not mature prior to the date that is ninety-one (91) days after the Maturity Date, such unsecured Indebtedness does not amortize until ninety-one (91) days after the Maturity Date, and such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent,
7.Acquired Indebtedness in an amount not to exceed $10,000,000 outstanding at any one time, and any Refinancing Indebtedness in respect of such Indebtedness,
8.Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,
9.Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Parent or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,
10.the incurrence by Parent or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes,
11.Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services,
12.unsecured Indebtedness of Parent owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by Parent, or any direct or indirect parent of Parent, of the Equity Interests of Parent or any direct or indirect parent of Parent that has been issued to such Persons, so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $1,000,000, and such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,
13.unsecured Indebtedness owing to sellers of assets or Equity Interests to a Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as the aggregate principal amount for all such unsecured Indebtedness does not exceed $10,000,000 at any one time outstanding, such Indebtedness is subordinated to the Obligations on

6305785.9	1.1-38

terms and conditions reasonably acceptable to Agent, and such Indebtedness is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent,
14.contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of Parent or the applicable Subsidiary incurred in connection with the consummation of one or more Permitted Dispositions, Permitted Acquisitions or other Permitted Investments,
15.Indebtedness comprising Permitted Investments,
16.Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
17.unsecured Indebtedness of Parent or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to Parent or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to Agent,
18.accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,
19.unsecured subordinated Indebtedness, so long as such unsecured Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably acceptable to Agent, and such unsecured Indebtedness is otherwise on terms and conditions, and evidenced by documentation, reasonably acceptable to Agent,
20.Indebtedness comprising Hedge Obligations,
21.any secured financing (including accounts receivable and inventory financing) by an Excluded Subsidiary so long as such financing is not guaranteed by any Loan Party,
22.Indebtedness in respect of accounts payable and accrued expenses incurred in the ordinary course of business,
23. unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;
24.to the extent constituting Indebtedness, obligations under the Receivables Purchase Agreements in accordance with the terms and conditions of clause (w) of the definition of Permitted Dispositions,
25.Indebtedness of Subsidiaries of Parent that are not Loan Parties in an aggregate outstanding amount not to exceed $10,000,000 at any time, so long as such Indebtedness is not guaranteed by any Loan Party,
26.any other unsecured Indebtedness incurred by Parent or any of its Subsidiaries in an aggregate outstanding amount not to exceed $10,000,000 at any one time.
“Permitted Intercompany Advances” means Investments made by a Loan Party in another Loan Party, a Subsidiary of Parent that is not a Loan Party in another Subsidiary of Parent that is not a Loan

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Party, a Subsidiary of Parent that is not a Loan Party in a Loan Party, so long as, to the extent constituting Indebtedness, the parties thereto are party to the Intercompany Subordination Agreement, and a Loan Party in a Subsidiary of Parent that is not a Loan Party so long as, in the case of this clause (d), at the time of the making of such Investment, no Event of Default has occurred and is continuing or would result therefrom, and Borrowers have Excess Availability of $15,000,000 or greater immediately after giving effect to each such Investment; provided, that, notwithstanding anything to the contrary contained in clause (a) of this definition, the US Loan Parties may borrow from the Canadian Borrowers proceeds of the Revolving Loans made to the Canadian Borrowers in an amount no greater than $15,000,000 in the aggregate at any time outstanding, such loans shall be evidenced by promissory notes in form and substance, including subordination provisions, satisfactory to Agent, and such promissory notes shall be pledged and delivered to Agent, Indebtedness owing by the Canadian Loan Parties to the US Loan Parties shall not exceed $5,000,000 in the aggregate at any time outstanding, and Indebtedness owing a Subsidiary of Parent that is not a Loan Party to another Subsidiary of Parent that is not a Loan Party shall be permitted.
“Permitted Investments” means:
1.Investments in cash and Cash Equivalents,
2.money market investment programs that invest exclusively in Cash Equivalents and that are classified as a current asset in accordance with GAAP and that are administered by broker-dealers of nationally-recognized standing or otherwise reasonably acceptable to Agent;
3.Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
4.advances made in connection with purchases of goods or services in the ordinary course of business,
5.Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,
6.Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to the Agreement,
7.guarantees permitted under the definition of Permitted Indebtedness,
8.Permitted Intercompany Advances,
9.Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
10.deposits of cash made in the ordinary course of business to secure performance of operating leases,

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11. non-cash loans and advances to employees, officers, and directors of Parent, any direct or indirect parent of Parent or any of its Subsidiaries for the purpose of purchasing Equity Interests in Parent or any direct or indirect parent of Parent so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests, and loans and advances to employees, officers and directors of Parent, any direct or indirect parent of Parent or any of its Subsidiaries in the ordinary course of business for any other business purpose (including, without, limitation, travel, entertainment, relocation and other reasonable expenses associated with employee, officer, or director compensation and perquisites) and in an aggregate amount not to exceed $1,000,000 at any one time,
12.Permitted Acquisitions,
13.[reserved],
14.Investments resulting from entering into Bank Product Agreements, or agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness,
15.equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,
16.Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
17.accounts receivable arising from the sale of goods and services and the extension of trade credit in the ordinary course of business of the Loan Parties,
18.Investments received in settlement of debts (created in the ordinary course of business) owing to a Loan Party,
19.promissory notes issued as consideration in connection with asset sales and other dispositions permitted hereunder,
20.Investments in deposit accounts opened in the ordinary course of business,
21.Investments in Excluded Subsidiaries not to exceed $3,000,000 in the aggregate at any time outstanding, so long as no Event of Default exists when any such Investment is initially made,
22.so long as no Event of Default has occurred and is continuing or would result therefrom, and Excess Availability will be $15,000,000 or greater immediately after giving effect to each such Investment, any other Investments in cash in an aggregate amount not to exceed $10,000,000 during the term of the Agreement, and
23.such other Investments as Agent and the Required Lenders may approve in their Permitted Discretion.
“Permitted Liens” means
1.Liens granted to, or for the benefit of, Agent to secure the Obligations,

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2.Liens for unpaid Taxes, assessments, or other governmental charges or levies that either are not yet delinquent, or do not have priority over Agent’s Liens and the underlying Taxes, assessments, or charges or levies are the subject of Permitted Protests,
3.judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,
4.Liens set forth on Schedule P-2 to the Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
5.the interests of lessors under operating leases and non-exclusive licensors under license agreements,
6.purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and Refinancing Indebtedness in respect thereof and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; provided that individual purchase money financings and capital leases permitted hereunder by any lender may be cross-collateralized to other purchase money financings or capital leases of such lender,
7.Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either are for sums not delinquent by more than sixty (60) days, or are the subject of Permitted Protests,
8.Liens on amounts deposited to secure Parent’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance,
9.Liens on amounts deposited to secure Parent’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,
10.Liens on amounts deposited to secure Parent’s and its Subsidiaries reimbursement obligations with respect to performance, surety, statutory or appeal bonds obtained in the ordinary course of business,
11.with respect to any Real Property, easements (including reservations, limitations, provisos and conditions expressed in original grants from the Crown or other grants of real or immovable property, or interests therein), rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,
12.non-exclusive licenses of patents, trademarks, copyrights, and other Intellectual Property rights in the ordinary course of business,
13.Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

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14.rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts (including in respect of netting services, overdraft protection, and other like services) in the ordinary course of business,
15.Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
16.Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
17.Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,
18.Liens on Equipment or Real Property assumed by Parent or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness,
19.Lien on assets of Subsidiaries of Parent that are not Loan Parties securing Indebtedness permitted by clauses (u) and (y) of the definition of Permitted Indebtedness, and
20.security interests in the Wal-Mart Receivables in favor of Receivables Purchaser pursuant to the sales of Wal-Mart Receivables under the Receivables Purchase Agreements to the extent provided in and in accordance with the terms and conditions of clause (w) of the definition of Permitted Dispositions.
Notwithstanding anything to the contrary contained in any of the Loan Documents, Permitted Liens shall not include any Liens on assets of any Loan Party which secure any Indebtedness or other obligations of any Subsidiary of Parent that is not a Loan Party.
“Permitted Protest” means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that a reserve with respect to such obligation is established on Parent’s or its Subsidiaries’ books and records in such amount as is required under GAAP, any such protest is instituted promptly and prosecuted diligently by Parent or its Subsidiary, as applicable, in good faith, and Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations and conditional sales contracts), incurred after the Closing Date and at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $3,000,000.
“Permitted Share Repurchases” means distributions by Parent on account of repurchases of Equity Interests of Parent, or any direct or indirect parent of Parent, so long as (a) for the thirty (30) days immediately preceding the date of any such repurchase and after giving effect thereto, Borrowers have Average Excess Availability of not less than $25,000,000, and (b) no Default or Event of Default shall have occurred or be continuing on the date of any such repurchase and after giving effect thereto;

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provided, that, Parent may make such repurchases in an amount not to exceed $6,000,000 in any calendar year if (i) for the thirty (30) days immediately preceding the date of any such repurchase and after giving effect thereto, Borrowers have Average Excess Availability of less than $25,000,000 and equal to or greater than $15,000,000 and (ii) no Default or Event of Default shall have occurred or be continuing on the date of any such repurchase and after giving effect thereto.
“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“Platform” has the meaning specified therefor in Section 17.9(c) of the Agreement.
“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.16 of the Agreement.
“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.16 of the Agreement.
“PPSA” means the Personal Property Security Act in effect from time to time in Ontario, Canada (or such other analogous statute in effect from time to time in any other province or territory of Canada, as applicable) and any regulations issued thereunder.
“Priority Payables” means, as to any Borrower or Guarantor at any time, the full amount of the liabilities of such Borrower or Guarantor at such time which have a trust or deemed trust imposed to provide for payment or a security interest, pledge, lien, hypothec or charge ranking or capable of ranking senior to or pari passu with security interests, liens, hypothecs or charges securing the Obligations under federal, state, provincial, county, district, municipal, or local law in Canada or have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local, provincial or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers’ compensation obligations, government royalties or pension fund obligations in each case to the extent such trust, deemed trust or security interest, lien or charge has been or may be imposed and the amount equal to the percentage applicable to Inventory in the calculation of the Canadian Borrowing Base multiplied by the aggregate Value of the Eligible Inventory which Agent, in its Permitted Discretion, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the security interests, liens or charges securing the Obligations, including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the BIA or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction (provided, that, to the extent such Inventory has been identified and has been excluded from Eligible Inventory, the amount owing to the supplier shall not be considered a Priority Payable).
“Projections” means Parent’s forecasted balance sheets, profit and loss statements, and cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Pro Rata Share” means, as of any date of determination:

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1.with respect to a Lender’s obligation to make all or a portion of the Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Loans, and with respect to all other computations and other matters related to the Commitments or the Loans, the percentage obtained by dividing the Revolving Loan Exposure of such Lender by the aggregate Revolving Loan Exposure of all Lenders,
2.with respect to a US Lender’s obligation to participate in the Letters of Credit, with respect to such US Lender’s obligation to reimburse Issuing Lender, and with respect to such US Lender’s right to receive payments of Letter of Credit fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing the Revolving Loan Exposure of such US Lender by the aggregate Revolving Loan Exposure of all US Lenders; provided, that if all of the Revolving Loans have been repaid in full and all US Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the US Revolver Commitments had not been terminated and based upon the US Revolver Commitments as they existed immediately prior to their termination, and
3.with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing the Revolving Loan Exposure of such Lender by the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.
“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.
“Public Lender” has the meaning specified therefor in Section 17.9(c) of the Agreement.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by Parent or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom any cash of the seller and its Affiliates used to fund any portion of such consideration and any cash or Cash Equivalents acquired in connection with such Acquisition.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. §5390(c)(8)(D).
“QFC Credit Support” has the meaning specified therefor in Section 17.17 of this Agreement.
“Qualified Equity Interest” means and refers to any Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.
“Qualified Supply Chain Finance Program” means a supply chain finance program offered to a Borrower’s vendors by Wells Fargo or another financial institution, pursuant to which program invoices rendered to such Borrower by any of its Inventory vendors, on account of sale of Inventory by such vendors to such Borrower, are purchased from such vendors by Wells Fargo or such other financial

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institution, provided that, any agreements entered into by Borrowers with respect to such supply chain finance program shall be satisfactory to Agent in its Permitted Discretion.
“Real Property” means any estates or interests in real property now owned or hereafter acquired by Parent or its Subsidiaries and the improvements thereto.
“Real Property Collateral” means the Real Property identified on Schedule R-1 to the Agreement and any Real Property hereafter acquired by Parent or its Subsidiaries that is required to be subject to a Mortgage pursuant to Section 5.11.
“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c) and Section 2.2(d), to establish and maintain (including reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts or the Maximum Revolver Amount.
“Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement, dated December 23, 2015, between Receivables Purchaser and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Receivables Purchase Agreements” shall mean, collectively (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): the Receivables Purchase Agreement; the Wal-Mart Intercreditor Agreement; and the other agreements, documents and instruments executed and/or delivered in connection with the foregoing items in (i) or (ii).
“Receivables Purchaser” shall mean Wells Fargo Bank, National Association, in its individual capacity, as the purchaser of the Purchased Assets (as defined in the Wal-Mart Intercreditor Agreement) and under the Receivables Purchase Agreement.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:
1.such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
2.such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,
3.if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

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4.the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.
“Register” has the meaning set forth in Section 13.1(h) of the Agreement.
“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.
“Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Remedial Action” means all actions taken to clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, restore or reclaim natural resources or the environment, perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or conduct any other actions with respect to Hazardous Materials, in each case, in clauses (a) through and including (e) above, as required by Environmental Laws.
“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.
“Report” has the meaning specified therefor in Section 15.16 of the Agreement.
“Required Lenders” means, at any time, Lenders having or holding more than fifty (50%) percent of the aggregate Revolving Loan Exposure of all Lenders; provided, that the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and at any time there are two (2) or more Lenders, “Required Lenders” must include at least two (2) Lenders (who are not Affiliates of one another).
“Reserves” means, as of any date of determination, those reserves (other than Receivable Reserves, Bank Product Reserves, and Inventory Reserves) with respect to the US Borrowing Base, Canadian Borrowing Base or the Maximum Revolver Amount that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c) and Section 2.2(d), to establish and maintain (including reserves with respect to sums that Parent or its Subsidiaries are required to pay under any Section of the Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, amounts owing by Parent or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (including, without limitation, a Permitted Lien and Priority Payables and any obligations of Canadian Loan Parties subject to superpriority liens under the BIA and the Wage Earner Protection Program Act (Canada)), which Lien or trust, in the Permitted Discretion of Agent likely would

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have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral and (c) fluctuations in the Exchange Rate of Canadian Dollars into US Dollars.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means to declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Parent (including any payment in connection with any merger or consolidation involving Parent) or to the direct or indirect holders of Equity Interests issued by Parent in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Parent, purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent) any Equity Interests issued by Parent, or make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Parent now or hereafter outstanding.
“Revolver Commitments” means the US Revolver Commitments and the Canadian Revolver Commitments.
“Revolver Usage” means, as of any date of determination, the sum of the amount of US Revolver Usage, plus the amount of the Canadian Revolver Usage.
“Revolving Lender” means a Lender that has a Revolver Commitment or that has an outstanding Revolving Loan.
“Revolving Loan Exposure” means, with respect to any US Revolving Lender, as of any date of determination prior to the termination of the US Revolver Commitments, the amount of such US Revolving Lender’s US Revolver Commitment, and after the termination of the US Revolver Commitments, the aggregate outstanding principal amount of the US Revolving Loans of such US Revolving Lender, and with respect to any Canadian Revolving Lender, as of any date of determination prior to the termination of the Canadian Revolver Commitments, the amount of such Canadian Revolving Lender’s Canadian Revolver Commitment, and after the termination of the Canadian Revolver Commitments, the aggregate outstanding principal amount of the Canadian Revolving Loans of such Canadian Revolving Lender.
“Revolving Loans” means the Loans made pursuant to Section 2.1 and Section 2.2, which may be US Revolving Loans or Canadian Revolving Loans, respectively.
“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any

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Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
“S&P” has the meaning specified therefor in the definition of Cash Equivalents.
“Schedule I Bank” means a chartered bank listed in Schedule I to the Bank Act (Canada).
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Securities Account” means a securities account (as that term is defined in the Code).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Sole Lead Arranger” means Wells Fargo Capital Finance, LLC in its capacity as sole lead arranger.
“Sole Lead Bookrunner” means Wells Fargo Capital Finance, LLC in its capacity as sole lead bookrunner.
“Solvent” means, with respect to any Person as of any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person on such date, at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an

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actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Subordinated Indebtedness” means any unsecured Indebtedness of Parent or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.
“Supermajority Lenders” means, at any time, Lenders having or holding more than sixty six and two-thirds percent (66-2/3%) percent of the aggregate Revolving Loan Exposure of all Lenders; provided, that the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, at any time there are two (2) or more Lenders, “Supermajority Lenders” must include at least two (2) Lenders (who are not Affiliates of one another).
“Supported QFC” has the meaning specified therefor in Section 17.17 of this Agreement.
“Swing Lender” means (a) solely with respect to Swing Loans made to US Borrowers, Wells Fargo or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender to US Borrowers under Section 2.3(b) of the Agreement, and (b) solely with respect to Swing Loans made to Canadian Borrowers, Wells Fargo Canada or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender to Canadian Borrowers under Section 2.3(b) of the Agreement.
“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.
“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.
“Taxes” means any taxes, levies, imposts, duties, similar fees, assessments or other similar charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.
“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
“Termination Event” means a “Reportable Event” described in Section 4043 of ERISA with respect to a Benefit Plan for which the notice requirement has not been waived by the PBGC, the withdrawal of any Loan Party or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, the termination of a Benefit Plan, the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Benefit Plan by the PBGC, any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, the imposition of a Lien pursuant to Section 412 or 430 of the IRC or Section 302 or 4068 of ERISA, the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan (other than any complete withdrawal that would not constitute an Event of Default

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under Section 8.12 of the Agreement), any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under Section 4042 of ERISA, any Benefit Plan being in “at risk status” within the meaning of IRC Section 430(i), any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b), with respect to any Benefit Plan, any Loan Party or any ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e); or any event that causes any Loan Party or any of their ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the IRC with respect to a Benefit Plan.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Total Borrowing Base” means a US Dollar amount equal to the sum of the US Borrowing Base and the Canadian Borrowing Base.
“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Type” means, when used in reference to any Loan or borrowing thereof, refers to whether such Loan is a Base Rate Loan, LIBOR Rate Loan or BA Equivalent Loan.
“UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and in effect as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Underlying Issuer” means Wells Fargo or one of its Affiliates.
“Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.
“Unfinanced Capital Expenditures” means, for any period, all Capital Expenditures not financed from proceeds of Consolidated Funded Debt (other than Revolving Loans made under this Agreement).
“United States” means the United States of America.

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“Unused Line Fee” means the sum of the US Unused Line Fee and the Canadian Unused Line Fee.
“US Availability” means, as of any date of determination, the amount that US Borrowers are entitled to borrow as US Revolving Loans under Section 2.1 of the Agreement (after giving effect to the then outstanding US Revolver Usage).
“US Base Rate” means the greatest of the Federal Funds Rate plus ½%, the LIBOR Rate (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis), plus one (1) percentage point, and the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“US Base Rate Loans” means any Loans made by the US Revolving Lenders in US Dollars and accruing interest based on the US Base Rate.
“US Borrowers” means, collectively, the following (together with their respective successors and assigns): Hamilton Beach Brands, Inc., formerly known as Hamilton Beach/Proctor-Silex Inc., a Delaware corporation; and each other Person that is organized or formed under the laws of any of the United States that becomes a borrower after the Closing Date pursuant to Section 5.11 of the Agreement.
“US Borrowing Base” means, as of any date of determination, the result of:
1.(i) eighty-five (85%) percent of the amount of Eligible Accounts of US Borrowers, plus (ii) solely during the period from February 1 through and including May 31 of each calendar year, an additional amount equal to the lesser of (x) five (5%) percent of the amount of Eligible Accounts of US Borrowers and (y) $2,500,000, minus (iii) the amount, if any, of the Dilution Reserve, plus
2.the US Eligible Inventory Amount, plus
3.the Eligible Trademarks Amount, minus
4.the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement (other than the Dilution Reserve).
“US Collateral’ means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any US Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.
“US Dollar Equivalent” means at any time as to any amount denominated in US Dollars, the amount thereof at such time, and as to any amount denominated in any currency other than US Dollars, the equivalent amount of US Dollars calculated by Agent at such time using Exchange Rate in effect on the Business Day of determination.
“US Eligible Inventory Amount” means, on any date of determination, the lesser of $70,000,000 (minus the amount of Eligible Inventory then included in the Canadian Borrowing Base as calculated in

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accordance with clause (b) of the definition thereof) and the product of the Applicable Inventory Percentage applicable on such date multiplied by the Value of Eligible Inventory of the US Borrowers as of such date.
“US Indemnified Person” has the meaning specified therefor in Section 10.3(a) of the Agreement.
“US Loan Parties” means the US Borrowers and all of their US Subsidiaries whether direct or indirect and whether now owned or hereafter acquired, that become party to the Guaranty and Security Agreement as a “Guarantor” (as defined therein) after the Closing Date.
“US Obligations” means the Obligations of the US Borrowers.
“US Revolver Commitment” means, with respect to each US Revolving Lender, its US Revolver Commitment, and, with respect to all US Revolving Lenders, their US Revolver Commitments, in each case as such Dollar amounts are set forth beside such US Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a US Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time, including pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement or in accordance with Section 2.16 of this Agreement.
“US Revolver Usage” means, as of any date of determination, the sum of the amount of outstanding US Revolving Loans (inclusive of Swing Loans and Extraordinary Advances to or for the account of US Borrowers or with respect to US Collateral), plus the amount of the Letter of Credit Usage.
“US Revolving Lender” means at any time, each Lender having a US Revolver Commitment or a US Revolving Loan made to US Borrowers (or Letter of Credit Exposure) owing to it at such time; sometimes referred to herein collectively as “US Revolving Lenders.”
“US Revolving Loans” means the Revolving Loans made by the US Revolving Lenders to US Borrowers pursuant to Section 2.1.
“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.17 of this Agreement.
“US Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any state thereof or the District of Columbia.
“US Unused Line Fee” has the meaning specified therefor in Section 2.10(b)(i) of the Agreement.
“Value” means, as determined by Agent in good faith with respect to Inventory, the lower of cost computed on a first-in first-out basis in accordance with GAAP or market value, provided, that, for purposes of the calculation of the US Borrowing Base and the Canadian Borrowing Base, the Value of the Inventory shall not include: the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or write-ups or write-downs in value with respect to currency exchange rates and notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent Inventory Appraisal received and accepted by Agent prior to the date hereof.

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“VAT” means value added tax imposed in Canada or any other jurisdiction and any equivalent tax applicable in any jurisdiction (including goods and services tax, harmonized sales tax and Québec sales tax).
“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.
“Voting Stock” means, with respect to any Person, shares, securities, limited liability company interests, general or limited partnership interests or other equivalents with respect to any class or classes of Equity Interests of such Person entitling any holder thereof (whether at all times or only so long as no senior class of Equity Interests has voting power by reason of any contingency) in the case of a corporation (or equivalent organization), to vote in the election of members of the board of directors (or the equivalent thereof) of such Person, in the case of a limited liability company, to vote in the election of managers of such Person or to bind or otherwise act as agent for such Person, in the case of a limited partnership, to vote on the admission of the general partner of such Person or to bind or otherwise act as agent for such Person or in the case of a general partnership, to bind or otherwise act as agent for such Person.
“Wal-Mart” shall mean, collectively, together with their successors and assigns, Wal-Mart Stores, Inc., a Delaware corporation, Sam’s West, Inc., an Arkansas corporation and their Affiliates.
“Wal-Mart Intercreditor Agreement” shall mean the Consent to Sale of Receivables, dated as of the date hereof, among Agent, Parent and Receivables Purchaser, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Wal-Mart Receivables” shall mean any and all Accounts of any Borrower with respect to which Wal-Mart is the account debtor arising from the sale by any Borrower of goods and services to Wal-Mart, together with the Purchased Assets (as defined in the Wal-Mart Intercreditor Agreement), and with respect to each of the foregoing, all proceeds thereof.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Wells Fargo Canada” means Wells Fargo Capital Finance Corporation Canada.
“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Equity Interests of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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